Exhibit 10.43







                               CREDIT AGREEMENT

                                    among

                            TRITON ENERGY LIMITED

                                     and

                          TRITON ENERGY CORPORATION,
                                as Borrowers,

                         NATIONSBANK OF TEXAS, N.A.,
                           as Administrative Agent,

                              BARCLAYS BANK PLC,
                            as Documentary Agent,

                MEESPIERSON N.V. and THE CHASE MANHATTAN BANK,
                                 as Co-Agents

                                     and

           The Financial Institutions Listed on Schedule 1 Hereto,
                                   as Banks


                                 $125,000,000



                                    dated

                               August 30, 1996




                                    INDEX

                                                                          Page
     ARTICLE I TERMS DEFINED                                               1

           SECTION 1.1.    Definitions                                     1
           SECTION 1.2.    Accounting Terms and Determinations            25
           SECTION 1.3.    Petroleum Terms                                25

     ARTICLE  II  THE  CREDIT                                             25

           SECTION 2.1.    Commitments                                    25
           SECTION 2.2.    Method of Borrowing                            27
           SECTION 2.3.    Method of Obtaining Letters of Credit          28
           SECTION 2.4.    Notes                                          28
           SECTION 2.5.    Interest Rates                                 28
           SECTION 2.6.    Voluntary Prepayments                          30
           SECTION 2.7.    Voluntary Reduction of Commitments             30
           SECTION 2.8.    Reduction of Commitments at the Option of
                                  Required Banks                          31
           SECTION 2.9.    Termination of Commitments; Final Maturity     31
           SECTION 2.10.   Commitment Fee                                 31
           SECTION 2.11.   Closing Fee                                    31
           SECTION 2.12.   Administrative Agency/Arrangement Fees         31
           SECTION 2.13.   Recharacterization of TEC as Guarantor.
                                                                          31

     ARTICLE  III  GENERAL  PROVISIONS                                    32

           SECTION 3.1.  Delivery and Endorsement of Notes                32
           SECTION 3.2.  General Provisions as to Payments                32
           SECTION 3.3.  Capital Adequacy                                 33
           SECTION 3.4.  Taxes                                            34
           SECTION 3.5.  Foreign Lenders, Participants, and Assignees.    34
           SECTION 3.6.  Replacement of a Bank.                           34

     ARTICLE  IV  SPECIAL  PROVISIONS  REGARDING EURODOLLAR  TRANCHE      35

           SECTION 4.1.  Funding Losses                                   35
           SECTION 4.2.  Basis  for Determining Interest Rate Applicable
                          to Eurodollar Tranches Inadequate               35
           SECTION 4.3.  Illegality of Eurodollar Tranche                 36
           SECTION 4.4.  Increased Cost of Eurodollar Tranche             36
           SECTION 4.5.  Adjusted Base Rate Tranche Substituted for
                          Affected Eurodollar Tranche                     37
           SECTION 4.6.  Discretion of Banks as to Manner of Funding      38


     ARTICLE  V  CONDITIONS  PRECEDENT    38

           SECTION 5.1.   Conditions to Initial Borrowing and
                            Participation in Letter of Credit Exposure    38
           SECTION 5.2.   Conditions to each Borrowing and each Letter of
                           Credit                                         41
           SECTION 5.3.   Materiality of Conditions                       41

      ARTICLE VI REPRESENTATIONS AND WARRANTIES                           42

           SECTION 6.1.   Existence and Power                             42
           SECTION 6.2.   Corporate and Governmental Authorization;
                              Contravention                               42
           SECTION 6.3.   Binding Effect                                  42
           SECTION 6.4.   Financial Information                           42
           SECTION 6.5.   Litigation                                      44
           SECTION 6.6.   ERISA                                           44
           SECTION 6.7.   Taxes and Filing of Tax Returns                 45
           SECTION 6.8.   Ownership of Properties Generally               45
           SECTION 6.9.   Colombian Mineral Properties                    46
           SECTION 6.10.  Subsidiaries; Capitalization                    46
           SECTION 6.11.  Licenses, Permits, License Agreements and
                            Joint Operating Agreement                     47
           SECTION 6.12.  Compliance with Law                             47
           SECTION 6.13.  Full Disclosure                                 47
           SECTION 6.14.  Environmental Matters                           47
           SECTION 6.15.  Burdensome Obligations                          48
           SECTION 6.16.  Senior Indebtedness.                            48
           SECTION 6.17.  Fiscal Year                                     48
           SECTION 6.18.  No Default                                      48
           SECTION 6.19.  Government Regulation                           49
           SECTION 6.20.  Insider                                         49
           SECTION 6.21.  Outstanding Debt and Advance Payment
                            Contract Liabilities                          49

    ARTICLE VII AFFIRMATIVE COVENANTS                                     49

           SECTION 7.1.    Information                                    49
           SECTION 7.2.    Maintenance of Existence                       52
           SECTION 7.3.    Right of Inspection                            52
           SECTION 7.4.    Maintenance of Insurance                       52
           SECTION 7.5.    Payment of Taxes and Claims                    52
           SECTION 7.6.    Compliance with Laws and Documents             53
           SECTION 7.7.    Operation of Properties and Equipment          53
           SECTION 7.8.    Environmental Law Compliance                   53
           SECTION 7.9.    ERISA Reporting Requirements                   53
           SECTION 7.10.   Additional Documents                           55

     ARTICLE  VIII  NEGATIVE  COVENANTS                                   55

           SECTION 8.1.  Outstanding Debt and Advance Payment
                                Contract Liabilities.                     55
           SECTION 8.2.  Restricted Payments                              57
           SECTION 8.3.  Negative Pledge                                  58
           SECTION 8.4.  Consolidations and Mergers                       58
           SECTION 8.5.  Asset Dispositions                               59
           SECTION 8.6.  Amendments to Material Documents                 60
           SECTION 8.7.    Use of  Proceeds                               60
           SECTION 8.8.  Investments                                      61
           SECTION 8.9.  Transactions with Affiliates                     61
           SECTION 8.10. ERISA.                                           61
           SECTION 8.11. Fiscal Year                                      61
           SECTION 8.12. Change in Business                               61
           SECTION 8.13. Minimum Current Ratio of Borrowers               61
           SECTION 8.14. Restrictions on Distributions                    61

     ARTICLE  IX  DEFAULTS                                                62

           SECTION 9.1.  Events of Default                                62

     ARTICLE  X  AGENTS                                                   66

           SECTION 10.1. Appointment and Authorization                    66
           SECTION 10.2. Agents and Affiliates                            66
           SECTION 10.3. Action by Agents                                 66
           SECTION 10.4. Consultation with Experts                        66
           SECTION 10.5. LIABILITY OF AGENTS                              67
           SECTION 10.6. Delegation of Duties                             67
           SECTION 10.7. Indemnification                                  67
           SECTION 10.8. Credit Decision                                  67
           SECTION 10.9. Successor Agent                                  68

     ARTICLE  XI  NATURE  OF  OBLIGATIONS                                 68

           SECTION 11.1.  Joint and Several/Cross Guarantees              68
           SECTION 11.2.  Independent Recourse                            68
           SECTION 11.3.  Obligations not Affected                        69

     ARTICLE  XII  MISCELLANEOUS                                          69

           SECTION 12.1.  Notices                                         69
           SECTION 12.2.  No Waivers                                      69
           SECTION 12.3.  Expenses; Documentary Taxes; Indemnification    69
           SECTION 12.4.  Right and Sharing of Set-Offs                   70
           SECTION 12.5.  Amendments and Waivers                          71
           SECTION 12.6.  Survival                                        71
           SECTION 12.7.  Limitation on Interest                          71
           SECTION 12.8.  Invalid Provisions                              72
           SECTION 12.9.  Waiver of Consumer Credit Laws                  72
           SECTION 12.10. Successors and Assigns                          72
           SECTION 12.11. TEXAS AND UNITED STATES FEDERAL LAW             73
           SECTION 12.12. Consent to Jurisdiction; Waiver of Immunities   73
           SECTION 12.13. Counterparts; Effectiveness                     74
           SECTION 12.14. No Third Party Beneficiaries                    74
           SECTION 12.15. COMPLETE AGREEMENT                              74
           SECTION 12.16. WAIVER OF JURY TRIAL                            75


EXHIBITS:

     EXHIBIT  A    FORM  OF  NOTE
     EXHIBIT  B    FORM  OF  SUBORDINATION  AGREEMENT
     EXHIBIT  C    FORM  OF  TEC  GUARANTY
     EXHIBIT  D    FORM  OF  REQUEST  FOR  BORROWING
     EXHIBIT  E    FORM  OF  REQUEST  FOR  LETTER  OF  CREDIT
     EXHIBIT  F    FORM  OF  ROLLOVER  NOTICE
     EXHIBIT  G    FORM  OF  SOLVENCY  CERTIFICATE
     EXHIBIT  H    FORM  OF  CERTIFICATE  OF  FINANCIAL  OFFICER
     EXHIBIT  I    FORM  OF  ASSIGNMENT  AND  ASSUMPTION  AGREEMENT

SCHEDULES:

     SCHEDULE  1    FINANCIAL  INSTITUTIONS
     SCHEDULE  2    EXISTING  LETTERS  OF  CREDIT
     SCHEDULE  3    PERMITTED  ENCUMBRANCES
     SCHEDULE  4    INVESTMENT  GUIDELINES
     SCHEDULE  5    LITIGATION
     SCHEDULE  6    TAXES
     SCHEDULE  7    CORPORATE  STRUCTURE
     SCHEDULE  8    ENVIRONMENTAL  DISCLOSURE
     SCHEDULE  9    OUTSTANDING  DEBT

     THIS CREDIT AGREEMENT ("Agreement") is entered into as of the 30th day of August, 1996, among TRITON ENERGY LIMITED, a Cayman Islands company ("TEL"), and TRITON ENERGY CORPORATION, a Delaware corporation ("TEC"), (TEC and TEL are collectively referred to herein as "Borrowers" and individually as "Borrower"), NATIONSBANK OF TEXAS, N.A., as Administrative Agent ("Administrative Agent"), BARCLAYS BANK PLC, as Documentary Agent ("Documentary Agent"), MEESPIERSON N.V. and THE CHASE MANHATTAN BANK, as Co-Agents ("Co-Agents") and the financial institutions listed on Schedule
1  hereto  as  Banks  (individually  a  "Bank" and collectively "Banks").

                            W I T N E S S E T H:

     WHEREAS, Borrowers have requested that Banks provide Borrowers with a revolving credit facility and Banks are willing to provide such facility on the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, pursuant to Article X of this Agreement, NationsBank of Texas, N.A. has been appointed Administrative Agent, Barclays Bank PLC has been appointed Documentary Agent and MeesPierson N.V. and The Chase Manhattan Bank have been appointed Co-Agents, in each case for Banks hereunder.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers, Administrative Agent, Documentary Agent, Co-Agents and Banks agree as follows:


                                  ARTICLE I

                                TERMS DEFINED

     SECTION  1.1.      Definitions.    The following terms, as used herein,
have  the  following  meanings:

     "Adjusted Base Rate" means, on any day, the greater of (a) the Base Rate in effect on such day, or (b) the sum of (i) the Federal Funds Rate in effect on such day, plus (ii) one-half of one percent (.5%). Each change in the Adjusted Base Rate shall become effective automatically and without notice to either Borrower or any Bank upon the effective date of each change in the Federal Funds Rate or the Base Rate, as the case may be.

     "Adjusted Base Rate Tranche" means the portion of the principal of the Loan bearing interest by reference to the Adjusted Base Rate.

     "Adjusted Eurodollar Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary to the next higher 1/16 of 1%) by dividing (i) the applicable Eurodollar Rate by (ii) 1.00 minus the Eurodollar Reserve Percentage.

     "Administrative Agent" means NationsBank of Texas, N.A. in its capacity as Administrative Agent for Banks hereunder or any successor thereto.

     "Advance Payment Contract" means any contract whereby TEL or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by TEL or any of its Subsidiaries and which Advance Payment is paid, or to be paid, in advance of actual delivery of such production to, or for the account of, the purchaser, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production.

     "Advance Payment Contract Liabilities" means the liabilities of a Person to deliver and sell Hydrocarbons under an Advance Payment Contract, and, for purposes of this Agreement, the amount of Advance Payment Contract Liabilities under an Advance Payment Contract as of any date shall be the product of (a) the amount of all Advance Payments received by such Person or to be received by such Person during the course of or following satisfaction of its obligation to deliver Hydrocarbons under such Advance Payment Contract (including any portion of such Advance Payments held in escrow or subject to a Lien securing such obligation (whether or not such Lien is permitted hereunder)) multiplied by (b) a fraction, the numerator of which is the remainder of (i) the aggregate volume of Hydrocarbons delivered and required to be delivered by such Person to or for the account of the purchaser under such Advance Payment Contract during the entire term of such Advance Payment Contract minus (ii) the aggregate volume of Hydrocarbons actually delivered by such Person to or for the account of the purchaser under such Advance Payment Contract as of such date, and the denominator of which is the aggregate total volume of Hydrocarbons delivered and required to be delivered by such Person to or for the account of the Purchaser under such Advance Payment Contract during the entire term of such Advance Payment Contract. Notwithstanding the foregoing, for purposes of Sections 8.1(a), (b) and (c) only, "Advance Payment Contract Liabilities" shall exclude Advance Payment Contract Liabilities under the Existing Advance Payment Contract.

     "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to TEL or any of its Subsidiaries, means, any director or executive officer of TEL or any of its Subsidiaries and any Person who holds ten percent (10%) or more of the voting stock of TEL or any of its Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

     "Agent" means any of Administrative Agent, Documentary Agent or any Co-Agent, and "Agents" means Administrative Agent, Documentary Agent and Co-Agents collectively.

     "Agreement" shall mean this Agreement as the same may hereafter be modified, amended or supplemented pursuant to Section 12.5.

     "Annualized" means, with respect to Consolidated EBITDAD of any Person for a period (a) that does not include a complete Fiscal Quarter, the Consolidated EBITDAD of such Person for the number of complete calendar months in such period multiplied times a fraction, the numerator of which is twelve
(12) and the denominator of which is the number of complete calendar months in such period, and (b) of one or more complete Fiscal Quarters but less than four (4) complete Fiscal Quarters, the Consolidated EBITDAD of such Person for the number of complete Fiscal Quarters in such period multiplied times a fraction, the numerator of which is four (4) and the denominator of which is the number of complete Fiscal Quarters in such period.

     "Applicable Margin" means, on any date, with respect to each Type of Tranche, the amount determined in accordance with the tables below by reference to (a) the applicable Senior Debt Ratings in effect on such date, and (b) the ratio of (i) Outstanding Credit on such date, to (ii) the Total Commitment in effect on such date:





SENIOR DEBT RATINGS:
------------------------------------------------------------------------------------

S&P Senior Debt Rating is equal to or higher than BBB- Moody's Senior Debt Rating is equal to or higher than Baa3.
------------------------------------------------------------------------------------
Ratio of Outstanding                                                                  Applicable Margin
Credit to Total Commitment                                                            for Base Rate Tranches
less than or equal to .35 to 1                                                                             0%
------------------------------------------------------------------------------------
> .35 to 1 and less than or equal to .70 to 1                                                              0%
------------------------------------------------------------------------------------
> .70 to 1                                                                                              .125%
------------------------------------------------------------------------------------  -----------------------




SENIOR DEBT RATINGS:
------------------------------------------------------------------------------------

S&P Senior Debt Rating is equal to or higher than BBB- Moody's Senior Debt Rating is equal to or higher than Baa3.
------------------------------------------------------------------------------------
Applicable Margin
Eurodollar Tranches
1.00%
------------------------------------------------------------------------------------
1.25%
------------------------------------------------------------------------------------
1.625%
------------------------------------------------------------------------------------









SENIOR DEBT RATINGS:
--------------------------------------------------------------------------------------------------

Either S&P Senior Debt Rating is lower than BBB- or Moody's Senior Debt Rating is lower than Baa3,

but S&P Senior Debt Rating is equal to or higher than BB and Moody's Senior Debt Rating is equal to or higher than Ba2.
--------------------------------------------------------------------------------------------------
Ratio of Outstanding                                                                                Applicable Margin
Credit to Total Commitment                                                                          for Base Rate Tranches
less than or eaqual to .35 to 1                                                                                          0%
--------------------------------------------------------------------------------------------------
> .35 to 1 and less than or equal to .70 to 1                                                                            0%
--------------------------------------------------------------------------------------------------
> .70 to 1                                                                                                           0.375%
--------------------------------------------------------------------------------------------------  -----------------------




SENIOR DEBT RATINGS:
--------------------------------------------------------------------------------------------------

Either S&P Senior Debt Rating is lower than BBB- or Moody's Senior Debt Rating is lower than Baa3,

but S&P Senior Debt Rating is equal to or higher than BB and Moody's Senior Debt Rating is equal to or higher than Ba2.
--------------------------------------------------------------------------------------------------
Applicable Margin for
Eurodollar Tranches
1.25%
--------------------------------------------------------------------------------------------------
1.50%
--------------------------------------------------------------------------------------------------
1.875%
--------------------------------------------------------------------------------------------------








SENIOR DEBT RATINGS:
-----------------------------------------------------------------------------------------------

Either S&P Senior Debt Rating is lower than BB or Moody's Senior Debt Rating is lower than Ba2.
-----------------------------------------------------------------------------------------------
Ratio of Outstanding                                                                             Applicable Margin
Credit to Total Commitment                                                                       for Base Rate Tranches
less than or equal to .35 to 1                                                                                        0%
-----------------------------------------------------------------------------------------------
> .35 to 1 and less than or equal to .70 to 1                                                                       .25%
-----------------------------------------------------------------------------------------------
> .70 to 1                                                                                                         .625%
-----------------------------------------------------------------------------------------------  -----------------------






SENIOR DEBT RATINGS:
-----------------------------------------------------------------------------------------------

Either S&P Senior Debt Rating is lower than BB or Moody's Senior Debt Rating is lower than Ba2.
-----------------------------------------------------------------------------------------------
Applicable Margin for
Eurodollar Tranches
1.50%
-----------------------------------------------------------------------------------------------
1.75%
-----------------------------------------------------------------------------------------------
2.125%
-----------------------------------------------------------------------------------------------





The Applicable Margin in effect under this Agreement shall change automatically and without notice to either Borrower on the effective date of any change in the applicable Senior Debt Ratings and on the effective date of any change in the ratio of Outstanding Credit to the Total Commitment.

     "Assignee"  has the meaning given such term in Section 12.10(c) hereof.

     "Assignment  and Assumption Agreement" has the meaning given such term in
Section  12.10(c).

     "Authorized Officer" means, as to any Person, its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer or its corporate Secretary.

     "Availability" means, as of any date, the remainder of (a) the Total Commitment in effect on such date, minus (b) the Outstanding Credit on such date.

     "Bank" means any financial institution reflected on Schedule 1 hereto as having a Commitment and its successors and permitted Assignees, and "Banks" shall mean all of the Banks.

     "Base Rate" means the floating rate of interest established from time to time by Administrative Agent as its "prime rate" of interest (which rate is not the lowest rate of interest charged by Administrative Agent).

     "Borrower" means either TEL or TEC and "Borrowers" means both TEL and TEC.

     "Borrowing" means any disbursement to Borrowers under, or to satisfy any obligations of either Borrower under, any of the Loan Papers. Any Borrowing which will constitute an Adjusted Base Rate Tranche is referred to herein as an "Adjusted Base Rate Borrowing," and any Borrowing which will constitute a Eurodollar Tranche is referred to herein as a "Eurodollar Borrowing."

     "Capital Lease" means, for any Person as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

     "Capital Stock" means, as applied to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of such Person's capital stock or other equity interests whether now outstanding or issued after the date of this Agreement.

     "Closing  Date"  means  August  30,  1996.

     "Co-Agents" means MeesPierson N.V. and The Chase Manhattan Bank in their capacities as Co-Agents hereunder or any successor thereto, and "Co-Agent" means any one of the foregoing.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Colombian Assets" means the Mineral Interests held by TCI in the Santiago de las Atalayas, Tauramena and Rio Chitamena contract areas in Colombia, the rights of TCI to the Hydrocarbons produced therefrom, and all other assets tangible and intangible that are located in or pertain directly to the operations of TEL or any of its Subsidiaries in the Santiago de las Atalayas, Tauramena and Rio Chitamena contract areas in Colombia.

     "Commitment" means, with respect to each Bank, the amount indicated opposite the name of such Bank on Schedule 1 hereto, as such amount is reduced from time to time in accordance with the provisions hereof.

     "Commitment Fee Percentage" means four hundred twenty-five one thousandths of one percent (.425%).

     "Commitment Percentage" means, with respect to each Bank, the percentage determined by dividing its Commitment by the Total Commitment.

     "Consolidated Cumulative Net Income" means, for any period, the consolidated after Tax net income of TEL and its Consolidated Subsidiaries for such period. For purposes of this definition, consolidated after Tax net income shall be determined in accordance with GAAP but without giving effect to any write down of the value of TEL's and its Consolidated Subsidiaries assets or operations (other than Material Assets and operations related thereto) or any charge related to the discontinuance of such operations.

     "Consolidated Current Assets" means, for any Person at any time, the sum of (a) the consolidated current assets of such Person and its Consolidated Subsidiaries including accounts or notes receivable (if properly reserved in accordance with GAAP), but excluding (i) prepaid expenses, and (ii) assets held for resale (other than marketable securities and Hydrocarbons), plus (b) in the case of TEL and its Consolidated Subsidiaries, Availability at such time.

     "Consolidated Current Liabilities" means, for any Person at any time, (a) the current liabilities of such Person and its Consolidated Subsidiaries at such time, minus (b) in the case of TEL and its Subsidiaries, (i) the current portion of the 1997 and 9x% Notes, and (ii) liabilities under the Existing
Advance  Payment  Contract  which  are  not  past  due.

     "Consolidated EBITDAD" means, for any Person for any period, the Consolidated Net Income of such Person for such period plus (a) the sum of each of the following determined for such Person and its Consolidated Subsidiaries on a consolidated basis for such period: (i) any provision for (or less any benefit from) income or franchise Taxes included in determining Consolidated Net Income; (ii) Consolidated Net Interest Expense deducted in determining Consolidated Net Income; (iii) depreciation, depletion and amortization expense deducted in determining Consolidated Net Income; and (iv) other noncash charges deducted in determining Consolidated Net Income and not already deducted in accordance with clauses (ii) and (iii) of this definition, minus (b) in the case of TEL and its Consolidated Subsidiaries any revenue recognized in such period and included in the calculation of Consolidated Net Income for such period attributable to Advance Payments made under the Existing Advance Payment Contract, minus (c) in the case of TEL and its Consolidated Subsidiaries, all income Taxes paid or due and payable during such period to any Governmental Authority in Colombia.

     "Consolidated Net Income" means, for any Person as of any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its Consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Consolidated Subsidiaries in a cash distribution; (b) any after-tax income or gains attributable to asset dispositions; (c) to the extent not included in clauses (a) and (b) above, any after-tax (i) extraordinary income or gains, (ii) non-cash income or gains (other than income or gains resulting from the recognition of deferred revenue under Advance Payments Contracts with respect to Advance Payments received in prior periods), or (iii) nonrecurring income or gains; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP.

     "Consolidated Net Interest Expense" means, for any Person for any period, the remainder of the following for such Person and its Consolidated Subsidiaries for such period: (a) interest expense, minus (b) interest income.

     "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

     "Conversion Date" means the earlier of (i) the last day of any month during which gross production from the Cusiana and Cupiagua fields reaches an average production of 320,000 barrels of oil per day, or (ii) September 30, 1997.

     "CTOC" means Carigali-Triton Operating Co. SDN.BHD, a Malaysia corporation.
     "D&M Reserve Report" means that certain Appraisal Report prepared by DeGolyer and MacNaughton as of December 31, 1995, setting forth an engineering and economic analysis of the Colombian Assets.

     "Debt" means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person under Regulated Leases, (d) all indebtedness of such Person on which interest charges are customarily paid or accrued, (e) all Guarantees by such Person, (f) the unfunded portion of all letters of credit issued for the account of such Person other than Performance LCs and any unsatisfied reimbursement obligation with respect to any letters of credit issued for the account of such Person, (g) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms, (h) all obligations of such Person under Hedge Transactions, and (i) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (h) preceding. For purposes of this Agreement (including, without limitation, Section 8.1 hereof) the principal amount of Debt of a Person deemed to be outstanding under (a) Regulated Leases to which a Person is a party shall be the aggregate net present value (calculated at a discount rate of ten percent [10%] per annum) of the future Rental Obligations which will become due and payable by such Person over the remaining term of all Regulated Leases to which such Person is a party, (b) under Guarantees by such Person, shall be the principal amount of the Debt or the amount of the Advance Payment Contract Liabilities guaranteed pursuant thereto, and (c) under Hedge Transactions, shall be the Net Present Hedge Transaction Exposure of such
Person and (unless specifically stated otherwise herein) its Subsidiaries under all Hedge Transactions to which such Person and its Subsidiaries are parties.

     "Debt Limit" means, as of any date, (a) to the extent a JDA Sales Agreement has not been executed as of such date, the lesser of (i) $650,000,000, or (ii) the sum of (A) $575,000,000, plus (B) the product of 1.5 times the Incremental Equity Increase Amount as of such date, and (b) to the extent a JDA Sales Agreement has been executed as of such date, $650,000,000.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Distribution" means with respect to any stock issued by a Person or any limited liability company interest, membership interest, partnership interest or other equity interest of such Person (a) the retirement, redemption, purchase, or other acquisition for value of any such stock or interest by such Person or any Subsidiary of such Person, (b) the declaration or payment of any dividend or other distribution on or with respect to any such stock or interest of such Person by such Person or any Subsidiary of such Person, and
(c) any other payment by such Person or any Subsidiary of such Person with respect to such stock or interest.

     "Documentary Agent" means Barclays Bank PLC in its capacity as Documentary Agent for Banks hereunder or any successor thereto.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas, are authorized by Law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address identified on Schedule 1 hereto as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic
Lending  Office  by  notice  to  Borrowers  and  Administrative  Agent.

     "Economic Summaries" means those certain Economic Summaries prepared by TEL as of July 15, 1996, which are based on the D&M Reserve Report with adjustments thereto to reflect (a) the results of the exploration and development of the Colombian Assets and the production of Hydrocarbons therefrom since the date of the D&M Reserve Report, and (b) the accrual and payment of all severance, remittance, income and other Taxes payable by TEL or any of its Subsidiaries to any Governmental Authority in Colombia.

     "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any other party against TEL or any of its Subsidiaries involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by TEL or any of its Subsidiaries, (b) a Hazardous Discharge caused, in whole or in part, by TEL or any of its Subsidiaries or by any Person acting on behalf of or at the instruction of TEL or any of its Subsidiaries, or (c) any violation of any Environmental Law by TEL or any of its Subsidiaries.

     "Environmental Law" means any U.S. or foreign, federal, provincial, state or local law, common law, ordinance, regulation, policy, order, decree, permit, judgment or injunction issued, promulgated, approved or entered into, relating to the environment, health and safety, or Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under, or about any real property owned, leased or operated at any time by TEL or any of its Subsidiaries or any real property owned, leased or operated by any other party including, without limitation, soil, groundwater, and indoor and ambient air conditions.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any corporation or trade or business under common control with either Borrower as determined under section 414(b), (c), (m) or
(o)  of  the  Code.

     "ERISA Event" means, with respect to either Borrower and any ERISA Affiliate, (a) a "reportable event" as defined in section 4043 of ERISA (other than a reportable event not subject to the provision for thirty (30) days notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of TEL or an ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under section 412 of the Code or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under section 4007 of ERISA.

     "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable eurodollar market.

     "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address identified on Schedule 1 hereto as its Eurodollar Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrowers and Administrative Agent.

     "Eurodollar Rate" applicable to any Interest Period means the rate per annum determined by Administrative Agent (rounded upward, if necessary, to the next higher 1/16th of 1%) at which deposits in dollars are offered to Administrative Agent by first class banks in the eurodollar interbank market selected by Administrative Agent at approximately 1:00 p.m. (Dallas, Texas time) two (2) Eurodollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Tranche to which such Interest Period is to apply and for a period of time comparable to such Interest Period. Administrative Agent shall determine the Eurodollar Rate and shall notify Borrowers and Banks as soon as practicable.

     "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Dallas, Texas in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Tranche" means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Adjusted Eurodollar Rate for such Interest Period.

     "Events  of  Default"  has  the  meaning  set  forth  in  Section  9.1.

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

     "Existing Advance Payment Contract" means the Crude Oil Purchase and Sale Agreement dated as of May 25, 1995, by and between TCI and Oil Co. Ltd. as in effect on the date hereof, and without giving effect to any future Advance Payments which may be made pursuant thereto.

     "Existing ECA Debt" means up to $45,000,000 of Debt of TCI outstanding under that certain Credit Agreement dated as of November 21, 1995, by and among TCI, TEC, NationsBank, N.A. (Carolinas) and the Export-Import Bank of the United States as amended by Amendment No. 1 to Credit Agreement and Amendment No. 2 to Credit Agreement.

     "Existing Letters of Credit" means the letters of credit issued by NationsBank of Texas, N.A. prior to the Closing Date for the account of TEL and/or its Subsidiaries which are described on Schedule 2 hereto.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Financial Officer" of any Person means its Chief Financial Officer, Vice President of Accounting or Treasurer; provided, that if no Person serves in any such capacity, "Financial Officer" shall mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.

     "Fiscal  Quarters" means the three month periods ending on March 31, June
30,  September    30  and  December  31.

     "Fiscal Year" means the period from and including January 1 of each year to and including December 31 of such year.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of TEL and its Consolidated Subsidiaries (or selected Subsidiaries of TEL to the extent financial reporting with respect to such selected Subsidiaries is required hereunder), except that any accounting principle or practice required or permitted to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "Governmental Authority" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation (including, without limitation, the United States, the Cayman Islands, Colombia, Malaysia and Thailand), commonwealth, state, province, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Grantor" means (a) Empresa Colombiana De Petroleos in the case of (i) Contract for Exploration and Exploitation for Santiago de Atalayas I with an effective date of July 1, 1982, between TCI, and Empresa Colombiana De Petroleos; (ii) Contract for Exploration and Exploitation for Tauramena with an effective date of July 4, 1988, between TCI, and Empresa Colombiana De Petroleos; and (iii) Rio Chitamena Association Contract between Empresa Colombiana De Petroleos and Total Exploration En Produktie Maatschappij B.V., dated December 3, 1990, and (b) Malaysia-Thailand Joint Authority in the case of Contract between Malaysia-Thailand Joint Authority and Petronas-Carigali SDN.BHD. and TOCT dated as of April 21, 1994 relating to Exploration and Production of Petroleum for Malaysia-Thailand Joint Development Area Block A-18.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing Debt or Advance Payment Contract Liabilities of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or Advance Payment Contract Liabilities
(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or Advance Payment Contract Liabilities of the payment and performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by TEL or any of its Subsidiaries or any real property owned, leased or operated by any other party.

     "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law or which is otherwise regulated by any Environmental Law.

     "Hedge Transaction" means any commodity, interest rate, currency or other swap, option, collar, futures or other contract pursuant to which a Person hedges risk related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

     "Immaterial Operating Leases" means Operating Leases entered into in the ordinary course of business related to the lease or license of (a) office space, office furniture and equipment, computer equipment and software and similar assets, and (b) Hydrocarbon drilling, production and transportation equipment; provided that (i) the equipment leased under leases considered "Immaterial Operating Leases" pursuant to this clause (b) shall only be incidental to and shall not comprise substantial activity pursuant to a development plan for a License Agreement, (ii) no lease considered an "Immaterial Operating Lease" pursuant to this clause (b) shall have a term greater than one (1) year, and (iii) the aggregate amount of all Rentals payable under Operating Leases considered "Immaterial Operating Leases" under this clause (b) shall not exceed $10,000,000 in any Fiscal Year. Except as provided in clause (b) preceding, "Immaterial Operating Leases" shall not include leases of drilling, production and transportation machinery, equipment and facilities.

     "Incremental  Equity  Increase  Amount" means, as of any date, the sum of
(a) the net proceeds received by TEL from the issuance by TEL of its equity securities during the period from the Closing Date to such date, plus (b) the Consolidated Cumulative Net Income of TEL for the period commencing July 1, 1996 through the last day of the Fiscal Quarter most recently ended as of such date for which TEL has delivered to Banks the financial statements required by
Section 7.1(c) (in the case of the first three Fiscal Quarters of each Fiscal Year) or Section 7.1(a) (in the case of the fourth Fiscal Quarter of each Fiscal Year).

     "Interest Period" means, with respect to each Borrowing comprised of Eurodollar Tranches, the period commencing on the date of such Borrowing and ending one (1), two (2), three (3) or six (6) months thereafter, as Borrowers may elect in the applicable Request for Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month;

          (c) if any Interest Period includes a date on which any payment of principal of the Loan subject to such Eurodollar Tranche is required to be made hereunder, but does not end on such date, then (i) the principal amount of each Eurodollar Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Tranche shall have an Interest Period determined as set forth above; and

          (d)  no  Interest  Period  shall  extend  past the Termination Date.

     "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer, partner or supplier trade accounts which are payable or performable in accordance with customary trade terms.

     "Issuer"  has  the  meaning  given  such  term  in  Section  2.1(b).

     "JDA Assets" means the legal and beneficial interests of TEL, TIOC-Cayman, TOCT and TOCT (JDA) in the License Agreement for Malaysia-Thailand Joint Development Area Block A-18, the rights of TEL, TIOC-Cayman, TOCT and TOCT (JDA) to the Hydrocarbons produced therefrom and the proceeds of the sale of such Hydrocarbons, and all other assets, tangible and intangible, of TEL and its Subsidiaries that are located in or pertain directly to the operations, revenues and profits of TEL or any of its Subsidiaries in or derived from the Malaysia-Thailand Joint Development Area Block A-18.

     "JDA  Sales  Agreement"  means an agreement entered into by TOCT and TOCT
(JDA) as sellers and one or more purchasers and executed or approved in writing by the Malaysia-Thailand Joint Authority which provides for the following: (a) the sale by TOCT and TOCT (JDA) to such purchasers of natural gas produced from Malaysia-Thailand Joint Development Area Block A-18 for a term not less than ten (10) years at an average volume not less than 300,000,000 cubic feet of gas per day, and (b) a mechanism for determining the price of natural gas sold thereunder. For purposes of this Agreement, a JDA Sales Agreement will be deemed to be "executed" when a copy of such document has been provided to Banks which has been executed by all parties thereto contemplated by this definition, together with a certificate executed by an Authorized Officer confirming that such JDA Sales Agreement is in full force and effect and constitutes the valid and binding agreement of the parties thereto, enforceable against such parties in accordance with its terms in all material respects.

     "Joint Disbursement Account" means a deposit account maintained by Borrowers with Administrative Agent into which proceeds of Borrowings shall be deposited. Unless and until Borrowers and Administrative Agent jointly stipulate in writing that another account is the Joint Disbursement Account, the Joint Disbursement Account shall be Account No. 375-007-363-0 established by Borrowers with Administrative Agent.

     "Joint Operating Agreement" means the Joint Operating Agreement for the Santiago De Las Atalayas-1, Tauramena and Rio Chitamena Association Contract Areas dated as of March 29, 1994, by and among BP Exploration Company
(Colombia)  Limited,  Total  Exploratie  en  Produktie  MIJ  B.V.  and  TCI.

     "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

     "Lending Office" means as to any Bank its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

     "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion of Letters of Credit outstanding at any time and any unsatisfied reimbursement obligation with respect to any Letters of Credit at such time.

     "Letter of Credit Fee" means, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to the greater of (a) $500, or (b) a percentage of the stated amount of such Letter of Credit (calculated on a per annum basis based on the stated term of such Letter of Credit) determined in accordance with the tables below by reference to (i) the Senior Debt Ratings in effect on the date of issuance of such Letter of Credit, and (ii) the ratio of (A) the Outstanding Credit on the date of issuance of such Letter of Credit, to (B) the Total Commitment in effect on such date:






SENIOR DEBT RATINGS:
--------------------------------------------

S&P Senior Debt Rating is equal to or
higher than BBB- and Moody's Senior Debt
Rating is equal to or higher than Baa3.

Ratio of Outstanding                                  Per Annum Letter of
Credit to Total Commitment                            Credit Fee
less than or equal to .35 to 1                                       1.00%
-------------------------------------------
> .35 to 1 less than or equal to .70 to 1                            1.25%
-------------------------------------------
> .70 to 1                                                          1.625%
-------------------------------------------           --------------------








SENIOR DEBT RATINGS:
--------------------------------------------------------------------------------------------------

Either S&P Senior Debt Rating is lower than BBB- or Moody's Senior Debt Rating is lower than Baa3, but S&P Senior Debt Rating is equal to or higher than BB and Moody's Senior Debt Rating is equal to or higher than Ba2.
--------------------------------------------------------------------------------------------------
Ratio of Outstanding                                                                                Per Annum Letter of
Credit to Total Commitment                                                                          Credit Fee
--------------------------------------------------------------------------------------------------  --------------------
less than or equal to .35 to 1                                                                                     1.25%
--------------------------------------------------------------------------------------------------
> .35 to 1 less than or equal to .70 to 1                                                                          1.50%
--------------------------------------------------------------------------------------------------
> .70 to 1                                                                                                        1.875%
--------------------------------------------------------------------------------------------------  --------------------








SENIOR DEBT RATINGS:
-----------------------------------------------------------------------------------------------

Either S&P Senior Debt Rating is lower than BB or Moody's Senior Debt Rating is lower than Ba2.
-----------------------------------------------------------------------------------------------
Ratio of Outstanding                                                                             Per Annum Letter of
Credit to Total Commitment                                                                       Credit Fee
less than or equal to .35 to 1                                                                                  1.50%
-----------------------------------------------------------------------------------------------
> .35 to 1 less than or equal to .70 to 1                                                                       1.75%
-----------------------------------------------------------------------------------------------
> .70 to 1                                                                                                     2.125%
-----------------------------------------------------------------------------------------------  --------------------




     "Letter of Credit Fronting Fee" means a fee equal to one tenth of one percent (.10%) of the stated amount of each Letter of Credit.

     "Letters of Credit" means letters of credit issued for the account of Borrowers or their Subsidiaries pursuant to Section 2.1(b).

     "License Agreements" means each of the following agreements as in effect on the date hereof and as the same may hereafter be modified, amended, supplemented or restated, (a) Contract for Exploration and Exploitation for Santiago de Atalayas I with an effective date of July 1, 1982, between TCI, and Empresa Colombiana De Petroleos; (b) Contract for Exploration and
Exploitation for Tauramena with an effective date of July 4, 1988, between TCI, and Empresa Colombiana De Petroleos; (c) Rio Chitamena Association Contract between Empresa Colombiana De Petroleos and Total Exploration En Produktie Maatschappij B.V., dated December 3, 1990; and (d) Contract between Malaysia-Thailand Joint Authority and Petronas-Carigali SDN.BHD. and TOCT dated as of April 21, 1994 relating to Exploration and Production of Petroleum for Malaysia-Thailand Joint Development Area Block A-18.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, TEL and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

       "Loan" means the revolving credit loan to be made by Banks to Borrowers under this Agreement in an amount outstanding at any time not to exceed the remainder of (a) the Total Commitment in effect at such time, minus (b) the aggregate Letter of Credit Exposure at such time.

                  "Loan Papers" means this Agreement, the Notes, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended, supplemented, renewed, extended or restated from time to time.

          "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              "Margin Stock" means "margin stock" as defined in Regulation  U.

          "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of either Borrower or any Material Subsidiary, considered individually, or TEL and its Subsidiaries, taken as a whole, (b) the right or ability of either Borrower or any of their Subsidiaries to fully, completely and timely perform their respective obligations under the Loan Papers, or (c) the validity or enforceability of any Loan Paper against either Borrower or any of their Subsidiaries.

              "Material Assets" means the Colombian Assets and the JDA Assets.

      "Material Capitalization Documents" means the License Agreements and the Existing Advance Payment Contract.

             "Material Subsidiaries" means TCI, TIOC, TOCT, TOCT (JDA), Triton Pipeline Colombia, Inc., TIOC-Cayman, CTOC, and Triton International Petroleum, Inc. " Material Subsidiaries" shall not include TEC.
Notwithstanding the foregoing, CTOC shall not be considered a "Material Subsidiary" for purposes of Section 7.5(b) or 7.7.

      "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under
Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 1.04, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 1.04, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrowers, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 1.04.

        "Mineral Interests" means rights, interests and properties pursuant to which a Person has the right to explore for, develop, produce and sell Hydrocarbons and other minerals and to receive and retain the revenues and other economic benefits resulting therefrom and regardless of whether such rights, interests and property arise by contract, order, operation of Law or ownership of estates, titles, and interests in and to oil, gas, sulphur, or other mineral leases and any mineral interests, royalty and overriding royalty interest, production payment, net profits interests, mineral fee interests, and other rights, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements.

          "Moody's" means Moody's Investor Services, or any successor thereto.

     "Net Hedge Transaction Exposure" means, as of any date, the net liability of TEL and its Subsidiaries under Hedge Transactions to which TEL and its Subsidiaries are parties as of such date. Net Hedge Transaction Exposure shall be determined by TEL as of the last day of each calendar month and such other dates as Administrative Agent or Required Banks shall reasonably request and shall be the amount determined by TEL in good faith to be the net termination liability of TEL and its Subsidiaries under all Hedge Transactions to which TEL or any Subsidiary of TEL is a party as of any date of determination assuming such Hedge Transactions were terminated as of such date (whether or not such Hedge Transactions are terminable in accordance with their terms but excluding any penalty for early termination to the extent not actually incurred). In the case of any commodity Hedge Transaction, Net Hedge Transaction Exposure shall be determined without adjustment due to any physical interest TEL or any of its Subsidiaries may hold in the underlying commodity. TEL shall include its calculation of Net Hedge Transaction Exposure as of the last day of each calendar month in the Financial Officer's certificates delivered to each Bank for such month (and the Fiscal Quarter then ending if applicable) pursuant to Section 7.1(d) and (e). To the extent Required Banks reasonably determine that TEL's calculation of Net Hedge Transaction Exposure is inaccurate or incorrect in any respect, Required Banks may require that such exposure be calculated by a nationally recognized firm of independent public accountants, investment bankers or comparable experts selected by Required Banks (at the expense of Borrowers) in which event Net Hedge Transaction Exposure shall be the amount thereof calculated by such experts.

       "9 3/4% Notes" means TEC's Senior Subordinated Discount Notes due December 15, 2000 in an aggregate stated principal amount of $170,000,000.

      "9 3/4% Notes Indenture" means the Amended and Restated Senior Subordinated Indenture dated as of December 15, 1993 and amended and restated on March 25, 1996, by and among Borrowers and United States Trust Company of New York, Trustee which sets forth certain terms and conditions applicable to the 9 3/4% Notes.

       "1997 Notes" means TEC's Senior Subordinated Discount Notes due 1997 in an aggregate stated principal amount of $240,000,000.

      "1997 Notes Indenture" means the Amended and Restated Indenture dated as of November 13, 1992 as amended and restated as of July 1, 1993 and March 25, 1996 by and among Borrowers and Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee which sets forth certain terms and conditions applicable to the 1997 Notes.

         "Note" means a promissory note executed jointly and severally by each Borrower payable to the order of a Bank, in substantially the form of Exhibit A hereto, evidencing the joint and several obligations of each Borrower to repay to such Bank its Commitment Percentage of the Loan, together with all modifications, extensions, renewals and rearrangements thereof; and "Notes" means all Notes.

      "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrowers or any of their Subsidiaries to any Bank arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

               "OCENSA" means Oleoducto Central S.A., a Colombian corporation, approximately 9.6% percent of the issued and outstanding Capital Stock of which is owned by Triton Pipeline Colombia, Inc., a wholly owned Subsidiary of TEL.

          "Operating Leases" means all leases, subleases, licenses and similar arrangements (other than Capital Leases) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or use property whether real, personal or mixed.

         "Outstanding Credit" means, on any date, the sum of (a) the aggregate outstanding Letter of Credit Exposure on such date including the aggregate Letter of Credit Exposure related to Letters of Credit to be issued on such date, plus (b) the outstanding principal balance of the Loan on such date, including the principal amount of all Borrowings to be made on such date. For purposes of Section 2.1(c) only, "Outstanding Credit" shall not include
Letter of Credit Exposure which is cash collateralized in the manner contemplated by Section 9.1.

           "Participant" has the meaning given such term in Section 12.10(b) hereof.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Performance LCs" means letters of credit securing performance obligations of TEL and/or any of its Subsidiaries under contracts entered into by TEL or its Subsidiaries in the ordinary course of business relating to the exploration for Hydrocarbons and the development, transportation and production of Hydrocarbons and Mineral Interests. "Performance LCs" expressly exclude letters of credit securing Debt or trade accounts payable. "Performance LCs" further expressly excludes any letter of credit which (or the reimbursement obligation for which) would be reflected as a liability on a balance sheet of the account party prepared in accordance with GAAP.

           "Permitted ECA Debt" means (a) the Existing ECA Debt, and (b) up to $33,000,000 in Debt of TEC and its Subsidiaries guaranteed by the United Kingdom Export Credit Guarantee Department.

     "Permitted  Encumbrances"  means  with  respect  to  any  asset:

          (a)          Liens  (if  any)  securing the Notes in favor of Banks;

          (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of TEL and its Subsidiaries that are customarily granted in the oil and gas industry;

          (c) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests in the ordinary course of business and which are not delinquent (except to the extent permitted by Section 7.5);

          (d) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens and other similar liens arising by operation of Law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 7.5);

          (e) Liens for Taxes not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 7.5;

          (f) Burdens arising in the ordinary course of business which do not secure Debt or Advance Payment Contract Liabilities encumbering Mineral Interests held by TEL and its Subsidiaries in favor of third parties which, in the case of Colombian Assets, such burdens are deducted in the calculation of discounted present value in the D&M Reserve Report and the Economic Summaries, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

          (g) Liens encumbering assets securing Debt incurred to finance the purchase of such assets, including, without limitation, the interests of a lessor under a Capital Lease, provided that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset, (ii) such Liens shall not extend to or encumber any other asset of TEL or any of its Subsidiaries, (iii) such Liens shall attach to such purchased asset substantially simultaneously with the purchase of such asset, and (iv) the aggregate amount of all Debt secured by such Liens shall not exceed $25,000,000 at any time;

          (h) Liens created or assumed by TEL or any of its Subsidiaries in connection with the incurrence of Debt the interest on which is excluded from gross income of the holder of such Debt pursuant to the Code, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by TEL or any of its Subsidiaries; provided that such Liens shall not attach or encumber any other property or asset of TEL or any of its Subsidiaries;

          (i)          Liens  described  on  Schedule  3;

          (j) Liens created or assumed by any Subsidiary of TEL (other than TEC) in favor of TEL or any other Subsidiary of TEL;

          (k) Liens encumbering cash or marketable securities with an aggregate value (considering such cash and marketable securities in the aggregate) not exceeding $10,000,000 at any time which Liens secure obligations under Hedge Transactions; and

          (l) Liens consisting of rights of holders of Debt of TEL and its Subsidiaries (or rights of an indenture trustee or other representative of the holders of such Debt) to cash and marketable securities deposited by TEL or its Subsidiaries to defease the obligations of TEL and its Subsidiaries with respect to such Debt pursuant to the terms of the instruments governing such Debt (to the extent such defeasance is permitted hereunder).

     "Permitted Investments" means (a) readily marketable direct obligations of the United States of America, (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of S & P or Moody's, (d) to the extent not included in (a), (b) or (c) preceding, Investments which conform to or exceed (in terms of credit quality) TEL's investment guidelines attached hereto as Schedule 4, and (e) provided that no Default or Event of Default has occurred which is continuing at the time such Investment is made, (i) Investments in direct or indirect wholly owned Subsidiaries of TEL or Persons which become direct or indirect wholly owned
Subsidiaries of TEL simultaneously with such Investment, (ii) Investments in OCENSA in an aggregate amount not to exceed $35,000,000 from the Closing Date to the date of termination of the Commitments and payment in full of all outstanding Obligations, and (iii) Investments in CTOC.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Government Authority.

     "Plan" means an employee benefit plan within the meaning of section 3(3) of ERISA, and any other similar plan, policy or arrangement, including an employment contract, bonus or deferred compensation arrangement and stock option plans, whether formal or informal and whether legally binding or not, under which TEL or an ERISA Affiliate has any current or future obligation or liability or under which any present or former employee of TEL or an ERISA Affiliate, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee's employment relationship with TEL or an ERISA Affiliate.

     "Production Milestone Date" means the earlier of (i) the last day of the first calendar month following the Closing Date during which gross production of Hydrocarbons from the Cusiana and Cupiagua fields reaches an average of 450,000 barrels of oil per day, or (ii) March 31, 1998.

     "Projections" means the projections of TEL's and its Consolidated Subsidiaries future financial condition and results of operation previously delivered to Banks.

     "Quarterly Date" means the last day of each March, June, September and December.

     "Rated" means with respect to Debt of a Person, that as of the date in question such Debt is rated by both S & P and Moody's.

     "Refinancing Debt" means Debt incurred by TEL or any of its Subsidiaries after the Closing Date the proceeds of which are applied substantially simultaneously with the receipt thereof to the repayment, retirement, redemption, prepayment or defeasance of existing Debt of TEL or any of its Subsidiaries (the "Refinanced Debt"); provided, that (a) any Refinancing Debt shall be subordinate and junior to the Obligations and other Debt and obligations of TEL and its Subsidiaries to the same (or greater) extent that the Refinanced Debt was subordinate and junior to the Obligations and other Debts and obligations of TEL and/or any of its Subsidiaries, and (b) the Refinancing Debt shall not have a maturity date prior to the maturity date of the Refinanced Debt or require the amortization of principal (whether pursuant to any mandatory payment, prepayment, repurchase or other obligation) prior to or in an amount greater than the amortization required under the terms of the Refinanced Debt.

     "Regulated  Leases"  means  (a) Capital Leases, (b) Synthetic Leases, and
(c)  Operating  Leases  other  than  Immaterial  Operating  Leases.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

     "Rental Obligations" means amounts payable by a lessee under a lease (whether a Capital Lease or an Operating Lease) including, without limitation, amounts payable under any renewal or purchase option in favor of the lessee which, if not paid, will result in a material forfeiture of rights, interests or property available to such lessee (i.e. a forfeiture of rights, interests or property with a fair market value materially greater than the cost of exercising such renewal or purchase option).

     "Request  for  Borrowing"  has the meaning set forth in Section 2.2(a).

     "Request  for  Letter  of  Credit"  has the meaning set forth in Section
2.3(a).

     "Required  Banks"  means  Banks  holding  at  least  66.67%  of the Total
Commitment.

     "Restricted Payment" means (a) any Distribution by TEL or any of its Subsidiaries to any Person other than TEL, TEC or any wholly owned Subsidiary of TEL or TEC, or (b) any retirement, redemption, purchase, repurchase, payment or defeasance by TEL or any of its Subsidiaries of Debt of TEL or any of its Subsidiaries other than the Obligation (including, without limitation, the retirement, redemption, purchase, repurchase, payment or defeasance of the 1997 Notes or the 9x% Notes); provided, that "Restricted Payment" shall not include (i) the payment at scheduled maturity of Debt permitted to be outstanding hereunder by the Persons obligated to repay such Debt to the extent such payment is not prohibited under the subordination provisions, if any, applicable to such Debt, or (ii) the payment or prepayment of Debt owed by TEL or any of its Subsidiaries to any other Subsidiary of TEL or to TEL which is not prohibited pursuant to the terms of the Subordination Agreement applicable to such Debt, if any.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

     "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

     "Senior Debt" of any Person means any Debt or other obligation of such Person that is not Subordinate Debt.

     "Senior Debt Ratings" means the actual or implied ratings assigned to Senior Debt of TEL or TEC by Moody's and S&P determined in accordance with the following: (a) if TEL has Rated Senior Debt outstanding, "Senior Debt Ratings" means the ratings assigned to such Debt by Moody's and S&P, (b) if TEL has no Rated Senior Debt outstanding, but TEC has Rated Senior Debt outstanding, "Senior Debt Ratings" means the ratings assigned to such Debt by Moody's and S&P, (c) if neither TEC nor TEL have Rated Senior Debt outstanding, but implied ratings are published by Moody's and S&P for TEL's Senior Debt (assuming that such Debt is outstanding), "Senior Debt Ratings" means such published implied ratings, (d) if no implied Moody's and S&P ratings are published  for  TEL's  Senior  Debt,  but  implied Moody's and S&P ratings are published for TEC's Senior Debt (assuming that such Debt is outstanding), "Senior Debt Ratings" means such published implied Senior Debt ratings, (e) if no implied Moody's and S & P ratings are published for Senior Debt of either TEL or TEC, but TEL has Rated Subordinate Debt outstanding, "Senior Debt Ratings" means the ratings which are two ratings grades higher than the actual Moody's and S & P ratings applicable to such Subordinated Debt, and (f) if TEL has no Rated Subordinate Debt outstanding, but TEC has Rated Subordinate Debt outstanding "Senior Debt Ratings" means the ratings which are two ratings grades higher than the actual Moody's and S & P ratings applicable to such Subordinate Debt. To the extent TEL or TEC has more than one issue of Debt outstanding described in any individual clause above and such issues have different Senior Debt Ratings, "Senior Debt Ratings" means the Senior Debt Ratings applicable to the issue with the lowest Senior Debt Ratings.

     "Subordinate Debt" of any Person means any Debt of such Person that by its express terms provides that it ranks subordinate or junior in right of payment to the payment of any other Debt of such Person.

     "Subordination Agreement" means a Subordination Agreement in substantially the form of Exhibit B, pursuant to which a Subsidiary of either Borrower shall subordinate its right to payment on Debt of a Borrower to the Obligations.

     "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Borrowers, Banks and Agent further agree that CTOC shall be deemed a Subsidiary of TEL for all purposes of this Agreement other than Section7.3.

     "Synthetic Lease" means any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an Operating Lease but for Tax purposes as a Capital Lease.

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any
Governmental  Authority.    "Tax"  means  any  one  of  the  foregoing.

     "TCI" means Triton Colombia, Inc., a Cayman Islands company which is a wholly owned Subsidiary of TEL.

     "TEC" means Triton Energy Corporation, a Delaware corporation, which is a wholly owned Subsidiary of TEL.

     "TEC Guaranty" means a Guaranty in substantially the form of Exhibit C hereto with such revisions as Administrative Agent and Required Banks shall deem necessary or appropriate, pursuant to which TEC shall guaranty payment and performance in full of the Obligations.

     "TEC Recharacterization Amendment" shall have the meaning given such term in Section 2.13.

     "TEL"  means  Triton  Energy  Limited,  a  Cayman  Islands  company.

     "TEL Preferred Stock" means TEL's Convertible Preference Shares issued and outstanding on the Closing Date.

     "Termination  Date"  means  August  30,  1998.

     "TIOC" means Triton International Oil Corporation, a Delaware corporation.

     "TIOC-Cayman" means Triton International Oil Corporation, a Cayman Islands company.

     "TOCT"  means  Triton  Oil  Company  of  Thailand,  a  Texas corporation.

     "TOCT (JDA)" means Triton Oil Company of Thailand (JDA) Limited, a Cayman Islands company.

     "Total Commitment" means the Commitment of all Banks in the aggregate amount of $125,000,000 as such amount may be reduced from time to time pursuant to Section 2.7 and 2.8 hereof.

     "Transportation Assets" means gathering systems, transmission lines, pipelines, pumps, compressors and other assets utilized for the transportation of Hydrocarbons; "Transportation Assets" shall also include the Capital Stock of (a) any Person, the primary business of which is the operation of gathering systems, transmission lines, pipelines, pumps, compressors, and other assets utilized in the transportation of Hydrocarbons, and (b) any Person the sole assets of which are the Capital Stock of any Person described in clause (a) preceding.

     "Type" means with reference to a Tranche, the characterization of such Tranche as an Adjusted Base Rate Tranche or a Eurodollar Tranche based on the method by which the accrual of interest on such Tranche is calculated.

     SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of TEL and its Consolidated Subsidiaries delivered to Banks except for changes concurred in by TEL's independent certified public accountants and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Sections 7.1(a), (b) or (c); provided that, unless Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Sections 8.1 and 8.13 are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

     SECTION  1.3.    Petroleum  Terms.    As used herein, the terms "proved
reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.


                                  ARTICLE II

                                  THE CREDIT

     SECTION  2.1.       Commitments.    (a)     Each Bank severally agrees,
subject to Section 2.1(c) and the other terms and conditions set forth in this Agreement, to lend to Borrowers from time to time prior to the
Termination Date amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount of such Bank's Letter of Credit Exposure. Each Borrowing shall be in the aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any Base Rate Borrowing may be in an amount equal to the
Availability) and shall be made by Banks ratably based on the amount of each Bank's Commitment Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Termination Date Borrowers may obtain Borrowings under this Section 2.1(a), repay amounts borrowed and request new Borrowings under this Section 2.1(a).

          (b) Administrative Agent, or such Bank designated by Administrative Agent which (without obligation to do so) consents to same ("Issuer") will, from time to time prior to the Termination Date, upon request by either Borrower, issue Letters of Credit for the account of either Borrower or any Subsidiary of TEL designated by either Borrower, so long as
(i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed twenty percent (20%) of the Total Commitment then in effect, and (ii) Borrowers would be entitled to a Borrowing under Sections 2.1(a) and 2.1(c) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, each Borrower (and any Subsidiary of TEL for whose account such Letter of Credit is being issued) shall execute and deliver to Issuer, Issuer's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Administrative Agent and Issuer. No Letter of Credit shall have an expiration date later than the earlier of (i) the thirtieth (30th) day prior to the
Termination Date, or (ii) eighteen (18) months from the date of issuance. Upon the date of issuance of a Letter of Credit, Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Issuer, a nonrecourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, Administrative Agent shall provide notice to such Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by each Issuer for such Bank's account and risk. If any Letter of Credit is presented for payment by the beneficiary thereof, Administrative Agent shall cause an Adjusted Base Rate Borrowing to be made to reimburse Issuer for the payment under such Letter of Credit, whether or not Borrowers would then be entitled to a Borrowing pursuant to the terms hereof, and each Bank shall be obligated to lend its Commitment Percentage of such Adjusted Base Rate Borrowing. At the time of issuance of each Letter of Credit, Borrowers shall pay to Administrative Agent in respect of such Letter of Credit the applicable Letter of Credit Fee and Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee payable upon the issuance of each Letter of Credit to Banks in accordance with their respective Commitment Percentages, and shall distribute the Letter of Credit Fronting Fee to Issuer for its own account. The renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Agreement.

     The Existing Letters of Credit shall be deemed to be Letters of Credit issued and outstanding under this Agreement for all purposes of this Agreement and with respect to which NationsBank of Texas, N.A. is the Issuer. Without limiting the foregoing, each Bank shall be deemed to have purchased a participation interest in such Existing Letters of Credit and the related Letter of Credit Exposure in an amount equal to such Bank's Commitment Percentage of such Letters of Credit and Letter of Credit Exposure. On the Closing Date, Borrowers shall pay to Administrative Agent in respect of the Existing Letters of Credit the applicable Letter of Credit Fronting Fee and Letter of Credit Fee determined (in the case of the Letter of Credit Fee) based on the remaining term of each Existing Letter of Credit as of the Closing Date.

          (c) Notwithstanding anything contained herein to the contrary, there shall be a period of thirty (30) consecutive days during each period of three hundred sixty five (365) days during which the Outstanding Credit shall not exceed the sum of (a) $30,000,000, plus (b) the lesser of (i) the aggregate Letter of Credit Exposure during such thirty (30) day period, or
(ii)  $10,000,000.

     SECTION  2.2.        Method  of  Borrowing.

          (a) In order to request a Borrowing hereunder, Borrowers shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 11:00 a.m. (Dallas, Texas time), (i) at least one (1) Domestic Business Day before the borrowing date specified for a proposed Adjusted Base Rate Borrowing, and (ii) at least two
(2) Eurodollar Business Days before the borrowing date of a proposed Eurodollar Borrowing. Each Request for Borrowing shall be substantially in the form of Exhibit D hereto, and shall specify:

          (i) the borrowing date of such Borrowing, which shall be a Domestic Business Day in the case of an Adjusted Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

          (ii)    the  aggregate  amount  of  such  Borrowing;

          (iii) whether such Borrowing is to be an Adjusted Base Rate Borrowing or a Eurodollar Borrowing; and

          (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrowers.

          (c) Not later than 12:00 noon (Dallas, Texas time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing in Federal or other funds immediately available in Dallas, Texas to Administrative Agent at its address set forth on Schedule 1. Notwithstanding the foregoing, if Borrowers deliver to Administrative Agent a Request for Borrowing prior to 10:00 a.m. (Dallas, Texas time) on a Domestic Business Day requesting an Adjusted Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Administrative Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (Dallas, Texas time) on the same day. Unless Administrative Agent determines that any applicable condition specified in Section 5.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrowers by depositing the same in the Joint Disbursement Account.

     SECTION 2.3.  Method of Obtaining Letters of Credit.  (a)     Borrowers
shall give Administrative Agent and any requested Issuer notice (a "Request for Letter of Credit") prior to 12:00 noon (Dallas, Texas time) at least three (3) Domestic Business Days before the date Borrowers request that a
Letter  of  Credit  be  issued.    Each  Request for Letter of Credit shall be
substantially in the form of Exhibit E and shall be accompanied by the Issuer's executed, complete letter of credit application and agreement referenced in Section 2.1(b).

          (b) Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank of the Issuer, term and amount of the Letter of Credit to be issued pursuant thereto.

          (c) Unless Administrative Agent or Issuer determines that any applicable condition specified in Section 5.2 has not been satisfied, not later than 12:00 noon (Dallas, Texas time) on the date Borrowers requested that such Letter of Credit be issued, Issuer shall issue such Letter of Credit and deliver the same to the beneficiary thereof and shall promptly thereafter provide notice thereof to each other Bank.

     SECTION 2.4.    Notes.    Each Bank's Commitment Percentage of the Loan
shall be evidenced by a single Note payable jointly and severally by Borrowers to the order of such Bank in an amount equal to such Bank's Commitment.

     SECTION 2.5.    Interest Rates.    (a)      The principal amount of the
Loan outstanding from day to day which is the subject of an Adjusted Base Rate Tranche shall bear interest at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Base Rate in effect from day to day; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to an Adjusted Base Rate Tranche shall be payable as it accrues on each Quarterly Date.

          (b) The principal amount of the Loan outstanding from day to day which is the subject of a Eurodollar Tranche shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Eurodollar Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of any Loan subject to a Eurodollar Tranche having an Interest Period of six (6) months shall be payable on the last day of the Interest Period applicable thereto and on each Quarterly Date during such Interest Period to the extent not previously paid pursuant to the provisions of this Agreement.

          (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.5, Borrowers shall have the option of having all or any portion of the principal outstanding under the Loan be the subject of an Adjusted Base Rate Tranche or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Adjusted Base Rate and the Adjusted Eurodollar Rate, respectively (each such option is referred to herein as an "Interest Option"); provided, that each Eurodollar Tranche shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this Section 2.5(c) shall be deemed both a payment in full of the portion of the principal of the Loan which was the subject of the Adjusted Base Rate Tranche or Eurodollar Tranche from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not changed thereby) of the portion of the principal of the Loan which is the subject of the Adjusted Base Rate Tranche or Eurodollar Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each Eurodollar Tranche, Borrowers shall give written notice (a "Rollover Notice") in the form of Exhibit F attached hereto to Administrative Agent of the Interest Option which shall be applicable to such portion of the principal of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of an Adjusted Base Rate Tranche selection on or prior to 11:00 a.m. (Dallas, Texas time) and two (2) Eurodollar Business Days, in the case of a Eurodollar Tranche selection, prior to the termination of the Interest Period then expiring. If Borrowers shall specify a Eurodollar Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the definition of such term) selected by Borrowers. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent, Borrowers shall be deemed to have elected that the principal of the Loan subject to the Interest Period then expiring be the subject of an Adjusted Base Rate Tranche upon the expiration of such Interest Period and Borrowers will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 2.5(c) on the minimum amount of Eurodollar Tranches, Borrowers shall have the right to convert each Adjusted Base Rate Tranche to a Eurodollar Tranche by giving Administrative Agent a Rollover Notice of such election on or prior to 11:00 a.m. (Dallas, Texas time) at least two (2) Eurodollar Business Days prior to the date on which  Borrowers  elect  to  make  such conversion (an "Interest Conversion
Date").    The  Interest  Conversion  Date  selected  by Borrowers shall be a
Eurodollar  Business  Day.   Notwithstanding anything in this Section 2.5 to
the contrary, no portion of the principal of the Loan which is the subject of an Adjusted Base Rate Tranche may be converted to a Eurodollar Tranche and no Eurodollar Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Tranche shall be automatically converted to an Adjusted Base Rate Tranche on the last day of each applicable Interest Period. Borrowers shall not be permitted to have more  than  five  (5)  Interest  Options  in  effect  at  any  time.

          (d)          Notwithstanding  anything  to the contrary set forth in
Section 2.5(a) or (b) above, any portion of the Obligation not paid when due (including, to the extent permitted by Applicable Law, past due interest) shall bear interest from and after the date due, payable on demand, for each day until paid at a rate per annum equal to the lesser of (a) the sum of (i) three percent (3%), plus (ii) the Adjusted Base Rate in effect from day to day, and (b) the Maximum Lawful Rate.

          (e) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the Adjusted Eurodollar Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrowers shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

          (f) Interest payable hereunder computed by reference to the Adjusted Eurodollar Rate shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder computed by reference to the Adjusted Base Rate shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days.

     SECTION 2.6. Voluntary Prepayments. Borrowers may, without penalty except as provided in Section 4.1 and the other provisions of this Agreement, upon one (1) Domestic Business Day advance notice to Administrative Agent, prepay the principal of the Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $500,000 and shall be in an integral multiple of $100,000.

     SECTION 2.7. Voluntary Reduction of Commitments. Borrowers may, by notice to Administrative Agent three (3) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $10,000,000 or any larger multiple of $1,000,000. Notwithstanding the foregoing, Borrowers shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the Outstanding Credit.

     SECTION 2.8. Reduction of Commitments at the Option of Required Banks. Required Banks may, at their option, reduce the Total Commitment, (and the
Commitments of each Bank ratably) at the times and in the amounts permitted by
Section 8.5(a). On the effective date of any such reduction, Borrowers shall, to the extent required as a result of such reduction, make a principal payment on the Loan (and cause outstanding Letters of Credit to be cancelled, reduced or cash collateralized in the manner contemplated by Section 9.1) in an amount sufficient to cause the Outstanding Credit to be equal to or less than the Total Commitment as thereby reduced.

     SECTION 2.9. Termination of Commitments; Final Maturity. The Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Loan, all Letter of Credit reimbursement obligations, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.

     SECTION  2.10.      Commitment Fee.    On the Termination Date, on each
Quarterly Date prior to the Termination Date, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrowers shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage (applied on a per annum basis and computed on the basis of actual days elapsed and as if each calendar year consisted of 365 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on such date.

     SECTION 2.11. Closing Fee. On the Closing Date, Borrowers shall pay to Administrative Agent a closing fee in the amount of $520,000. Such closing fee shall be allocated and distributed by Administrative Agent to Banks in accordance with Schedule 1 hereto.

     SECTION  2.12.     Administrative Agency/Arrangement Fees.    Borrowers
shall pay to each Administrative Agent and its Affiliates such other fees and amounts as Borrowers shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between either Borrower and Administrative Agent or such Affiliates. Such fees and other amounts shall be retained by such Agent and its Affiliates, and no Bank (other than such Agent) shall have any interest therein.

     SECTION 2.13. Recharacterization of TEC as Guarantor. Banks hereby agree that upon request of Borrowers, Banks will enter into amendments to this Agreement and the other Loan Papers in form and substance acceptable to Required Banks the effect of which is to recharacterize the obligations of TEC under this Agreement and the other Loan Papers as a guarantor rather than a
Borrower  (collectively,  the  "TEC  Recharacterization  Amendment").    The
obligation of Banks to enter into the TEC Recharacterization Amendment is subject to the satisfaction of each of the following conditions precedent:

     (a) no Default or Event of Default shall have occurred which is continuing;

     (b)          TEC  shall have executed and delivered the TEC Guaranty; and

     (c) TEC and TEL shall have delivered to Administrative Agent such resolutions, certificates, opinions of counsel and other documents as Administrative Agent and Required Banks shall reasonably require to verify the existence of TEL and its Subsidiaries, the corporate authority for the execution, delivery and performance of the TEC Recharacterization Amendment and the TEC Guaranty, the validity, enforceability and binding effect of the TEC Recharacterization Amendment and the TEC Guaranty and other matters relevant thereto, all in form and substance satisfactory to Administrative Agent and Required Banks.


                                 ARTICLE III

                              GENERAL PROVISIONS

     SECTION 3.1.  Delivery and Endorsement of Notes.    Simultaneously with
the execution of this Agreement, Administrative Agent shall deliver to each Bank the Note payable to such Bank referenced in Section 5.1(a)(i). Each Bank may endorse on the schedules forming a part thereof appropriate notations to evidence the date of each Borrowing and its Commitment Percentage of the amount of such Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrowers with respect each Borrowing, provided that the failure by any Bank to so endorse its Note shall not affect the joint and several liability of Borrowers for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by Borrowers to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

     SECTION  3.2.        General  Provisions  as  to  Payments.    (a)
Borrowers shall make each payment of principal of, and interest on, the Loan and all fees payable hereunder not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at its address set forth on Schedule
1  hereto.    Administrative  Agent  will  promptly  (and  if such payment is received by Administrative Agent by 10:00 a.m., and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage (unless this Agreement expressly provides otherwise) of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, any portion of the Loan subject to an Adjusted Base Rate Tranche or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any portion of the Loan subject to a Eurodollar Tranche shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrowers hereby authorize Administrative Agent to charge from time to time against either Borrower's accounts with Administrative Agent any amount then due.

          (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loan shall be applied first to Eurodollar Tranches outstanding with Interest Periods ending on the date of such payment, then to Adjusted Base Rate Tranches, and then to Eurodollar Tranches next maturing until such principal payment is fully applied.

          (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of either Borrower under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 2.12, fifth to the payment of any unpaid fees required pursuant to Sections2.1(b) and 2.10, sixth to the payment to each Bank of its Commitment Percentage of outstanding principal of the Loan and accrued but unpaid interest thereon, and seventh to establish the deposits required in Section 9.1. All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Loan shall be applied by such Bank in the manner provided in Section 3.2(b).

     SECTION  3.3.    Capital  Adequacy.    Notwithstanding  any  provision
contained herein to the contrary, if, with respect to all or any portion of any Commitment, any Law is hereafter promulgated or adopted regarding capital adequacy, or any change is hereafter made or adopted with respect to any existing Law regarding capital adequacy, or any ruling or interpretation regarding capital adequacy is hereafter made by any Governmental Authority or central bank or other comparable authority, or any Bank complies with any request or directive hereafter made by any Governmental Authority or central bank or other comparable authority regarding capital adequacy (whether or not having the force of Law), and the effect of any of the foregoing is to cause a reduction in the rate of return on such Bank's capital as a consequence of such Bank's obligations hereunder to a level below that which such Bank otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material (and such Bank may, in determining such amount, utilize such assumptions and allocations of costs and expenses as such Bank shall deem reasonable and may use any reasonable averaging or attribution method), then, such Bank shall notify Borrowers and Administrative Agent and deliver to Borrowers and Administrative Agent a certificate setting forth in reasonable detail (a) the Law (or change therein or change in interpretation thereof) giving rise to such request for compensation, and (b) the calculation of the amount necessary to compensate such Bank therefor, which certificate shall constitute conclusive evidence of the contents thereof. Borrowers shall promptly pay such amount to such Bank.

     SECTION 3.4. Taxes. All amounts payable by Borrowers under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Bank shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrowers are prohibited by Law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrowers shall pay to or for the account of such Bank such additional amount as may be necessary in order that the actual amount received by such Bank after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Bank would have received if such deduction or withholding were not made.

     SECTION 3.5. Foreign Lenders, Participants, and Assignees. Each Bank, Participant (by accepting a participation interest under this Agreement), and Assignee (by executing an Assignment and Assumption Agreement) that is not organized under the laws of the United States of America or one of its states
(a) represents to Administrative Agent and each Borrower that (i) no Taxes assessed by any Governmental Authority in the United States are required to be withheld by Administrative Agent or Borrowers with respect to any payments to be made to it in respect of the Obligations and (ii) it has furnished to Administrative Agent and Borrowers two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, and
(b) covenants to (i) provide Administrative Agent and Borrowers a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and
(ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrowers and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income Tax at the maximum rate under the Code without reimbursement pursuant to Section 3.4.

     SECTION  3.6.    Replacement  of  a  Bank.    If any Bank has requested
compensation  or  reimbursement in accordance with the terms of Sections 3.3,
3.4 or 4.4 hereof or any Bank has notified Administrative Agent and Borrowers that its obligation to fund or maintain any portion of the Loan subject to a Eurodollar Tranche has been suspended pursuant to Section 4.3 hereof, and (a) such request or notification is not the result of any uniform changes in the statutes or regulations for capital adequacy or eurodollar deposits generally, (b) there exists no Default or Event of Default hereunder, and (c) Borrowers and such Bank are unable to reach a written agreement regarding such request or suspension within thirty (30) days following written notice by such Bank to Borrowers and Administrative Agent of such request or suspension, then after the expiration of thirty (30) days following the delivery of the notice under Sections 3.3, 3.4, 4.3 or 4.4, Borrowers may replace such Bank in whole with an Assignee reasonably acceptable to Administrative Agent pursuant to an Assignment and Assumption Agreement in
accordance  with  Section  12.10  hereof.    Borrowers  shall  reimburse  or
compensate any Bank which is replaced in accordance with the terms of Sections 3.3, 3.4 or 4.4 for any amounts accruing prior to the effective date of such replacement.


                                  ARTICLE IV

               SPECIAL PROVISIONS REGARDING EURODOLLAR TRANCHE

     SECTION  4.1.       Funding Losses.    If Borrowers make any payment of
principal subject to a Eurodollar Tranche (whether pursuant to Sections 2.1(c), 2.6, 2.7, 2.8, 2.9 or 9.1, the remaining provisions of this Article IV or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrowers fail to prepay any Eurodollar Borrowing after notice has been given to any Bank in accordance with Section 2.6 or 2.7, or if Borrowers fail to borrow any Eurodollar Borrowing (including any Borrowing resulting from a rollover of a prior Eurodollar Tranche or a Conversion to a Eurodollar Tranche) after notice has been given to any Bank in accordance with Section 2.2 or 2.5, Borrowers shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any Eurodollar Tranche shall include the amount, if any, by which
(i) the interest which such Bank would have received, absent such payment or prepayment for the applicable Interest Period exceeds (ii) the interest which such Bank would receive if the amount of such Eurodollar Tranche were deposited, loaned, or placed by such Bank in the interbank eurodollar market on the date of such payment or prepayment for the remainder of the applicable
Interest  Period.    Such  Bank  shall  promptly  deliver  to  Borrowers  and
Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION  4.2.        Basis   for Determining Interest Rate Applicable to
Eurodollar  Tranches  Inadequate.      If on or prior to the first day of any
Interest Period with respect to a Eurodollar Tranche, Required Banks advise Administrative Agent that the Adjusted Eurodollar Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their respective share of such Eurodollar Tranche for such Interest Period, Administrative Agent shall give notice thereof to Borrowers and Banks, whereupon the obligations of Banks to fund such Eurodollar Tranche shall be suspended until Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist. If Borrowers notify Administrative Agent at least one (1) Domestic Business Day before the commencement of the Interest Period applicable to a Eurodollar Tranche for which a Request for Borrowing or Notice of Conversion has previously been given that it elects not to borrow or convert to a Eurodollar Interest Option on such date, then such Borrowing shall instead be made as an Adjusted Base Rate Borrowing or such Conversion shall not be made (as applicable).

     SECTION  4.3.    Illegality of Eurodollar Tranche.    (a)     If, after
the date of this Agreement, the adoption of any Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund any portion of the Loan subject to a Eurodollar Tranche and such Bank shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other Banks and Borrowers. Until such Bank notifies Borrowers and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to fund or maintain any portion of the Loan subject to a Eurodollar Tranche shall be suspended. Before giving any notice to Administrative Agent pursuant to this
Section 4.3, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any portion of the Loan subject to a Eurodollar Tranche to maturity and shall so specify in such notice, Borrowers shall immediately convert the principal amount of the Loan owed to such Bank subject to Eurodollar Tranches to an Adjusted Base Rate Tranche of an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with interest and principal payments payable on the unaffected Eurodollar Tranches of the other Banks).

          (b) No Bank shall be required to fund its Commitment Percentage of any Eurodollar Borrowing hereunder if the funding of such Borrowing would be in violation of any Law applicable to such Bank.

     SECTION  4.4.     Increased Cost of Eurodollar Tranche.    If after the
date hereof, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (a) shall subject any Bank (or its Lending Office) to any Tax, duty or other charge with respect to maintaining or funding any portion of the Loan subject to a Eurodollar Tranche, its Note or its obligation to allow interest to be computed by reference to the Adjusted Eurodollar Rate or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on the Loan which is subject to any Eurodollar Tranche or any other amounts due under this Agreement in respect of any Eurodollar Tranche or its obligation to allow interest to be computed by reference to the Adjusted Eurodollar Rate (except for changes in the rate of Tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Tranche any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the applicable interbank eurodollar market or any other condition affecting Eurodollar
Tranches, its Note or its obligation to allow interest to be computed by reference to the Adjusted Eurodollar Rate;

and  the  result  of any of the foregoing is to increase the cost to such Bank
(or its Lending Office) of funding or maintaining any Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) Domestic Business Days after demand by such Bank (with a copy to Administrative Agent), Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrowers and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 4.4 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 4.4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION  4.5.    Adjusted  Base  Rate  Tranche  Substituted for Affected
Eurodollar  Tranche.    If (a) the obligation of any Bank to fund or maintain
any portion of any Loan subject to a Eurodollar Tranche has been suspended pursuant to Section 4.3 or (b) any Bank has demanded compensation under
Section 4.4 and Borrowers shall, by at least five (5) Eurodollar Business Days prior notice to such Bank through Administrative Agent, have elected that the provisions of this Section 4.5 shall apply to such Bank, then, unless and until such Bank notifies Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) any Tranche which would otherwise be characterized by such Bank as Eurodollar Tranche shall instead be deemed an Adjusted Base Rate Tranche (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks); and

          (b) after all of its Eurodollar Tranches have been repaid, all payments of principal which would otherwise be applied to repay Eurodollar Tranches shall be applied to repay its Adjusted Base Rate Tranches instead.
     SECTION  4.6.    Discretion  of  Banks  as  to  Manner  of  Funding.
Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Tranche during the Interest Period for such Eurodollar Tranche through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.


                                  ARTICLE V

                             CONDITIONS PRECEDENT

     SECTION  5.1.       Conditions to Initial Borrowing and Participation in
Letter  of  Credit  Exposure.        The  obligation of each Bank to loan its
Commitment Percentage of the initial Borrowing made hereunder, and the obligation of Administrative Agent or any Issuer to issue the initial Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

          (a) Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and each Bank and each of which shall, unless otherwise indicated, be dated the Closing Date:

          (i) a Note payable to the order of each Bank, each in the amount of such Bank's Commitment, duly executed by each Borrower;

          (ii) a copy of the Articles of Association, Certificate of Incorporation or comparable charter documents, and all amendments thereto, of each Borrower accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of organization of each Borrower;

          (iii) a copy of the Articles of Association, Certificate of Incorporation, Bylaws or comparable charter documents, and all amendments thereto, of each Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper accompanied by a certificate of the Secretary or comparable Authorized Officer of each Borrower and each such Material Subsidiary (or other Subsidiary) that such copy is true, correct and complete as of the date hereof;

          (iv) certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of each Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper which certificates will evidence that each such Person is in good standing with respect to the payment of franchise and other Taxes and is duly qualified to transact business in such jurisdictions;

          (v) a certificate of incumbency of all officers of each Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper who will be authorized to execute or attest to any Loan Paper, executed by the Secretary or comparable Authorized Officer of each Borrower;

          (vi) copies of resolutions or comparable authorizations approving the Loan Papers and authorizing the transactions contemplated by the Loan Papers, duly adopted by the Board of Directors or comparable authority of each Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper accompanied by certificates of the Secretary or comparable officer of each Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws or other charter documents of such Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper) by the unanimous written consent of the Board of Directors of each Borrower and each Material Subsidiary or other Subsidiary of TEL which is a party to any Loan Paper, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

          (vii) a Solvency Certificate in the form of Exhibit G hereto duly executed by the Financial Officer of TEC;

          (viii) Subordination Agreements executed by each Subsidiary of either Borrower which hold Debt obligations of either Borrower as of the Closing Date;

          (ix) an opinion of Jackson & Walker, L.L.P., special counsel for Borrowers, in form and substance satisfactory to Administrative Agent and Banks;

          (x) an opinion of W.S. Walker & Company, special Cayman Islands counsel for TEL and its Subsidiaries in form and substance satisfactory to Administrative Agent and Banks;

          (xi) an opinion of Sanclemente, Fernandez & Hernandez, Abogados, S.A., Colombian counsel for TEL and its Subsidiaries, in form and substance satisfactory to Administrative Agent and Banks;

          (xii) an opinion of Weil, Gotshall & Manges, P.C., special U.S. federal income tax counsel for TEL and its Subsidiaries, in form and substance satisfactory to Administrative Agent and Banks;

          (xiii) an opinion of Sanclemente, Fernandez & Hernandez, Abogados, S.A., Colombian Tax counsel for TEL and its Subsidiaries, in form and substance satisfactory to Administrative Agent and Banks;

          (xiv) an opinion of Gardere & Wynne, L.L.P., special counsel for Administrative Agent, in form and substance satisfactory to Administrative Agent; and

          (xv) a certificate signed by an Authorized Officer stating that (A) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all respects, (B) no Default or Event of Default has occurred and is continuing, and (C) all conditions set forth in this Section 5.1 and Section 5.2 have been satisfied.

          (b) TEC's existing Credit Agreement with Banque Paribas as agent and certain other lenders shall have been terminated, all obligations of TEL and its Subsidiaries thereunder shall have been paid and performed in full (other than reimbursement obligations related to a letter of credit issued thereunder in the amount of $1,635,368.23 issued to Banco de la Produccion, S.A. as beneficiary which shall remain outstanding) and all Liens securing payment and performance of such obligations shall have been released.

          (c) In the sole discretion of each Bank, no event shall have occurred or condition shall exist which, in the sole discretion of any Bank, has had or may have a Material Adverse Effect.

          (d) The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject any Agent, any Bank, TEL or any Subsidiary of TEL to any material adverse condition or circumstance.

          (e) No litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Papers or the transactions contemplated hereby or thereby.

          (f) Borrowers shall have paid to Administrative Agent for the benefit of each Bank the fees to be paid on the Closing Date pursuant to Sections 2.1(b) and 2.11 and to Administrative Agent any fees to be paid on the Closing Date to such Agent pursuant to Section 2.12.

          (g) All matters related to this Agreement, the other Loan Papers, TEL and its Subsidiaries shall be acceptable to each Bank in its sole discretion, and Borrowers shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Papers, TEL and its Subsidiaries as Administrative Agent or any Bank shall request.

     SECTION 5.2. Conditions to each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each
Borrowing and the obligation of the Issuer to issue a Letter of Credit on the date such Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

          (a) timely receipt by Administrative Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);

          (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred which is continuing and the making of any Loan in connection with such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;

          (c) the representations and warranties of each Borrower contained in this Agreement and the other Loan Papers shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable);

          (d) the amount of the requested Borrowing or the amount of the requested Letter of Credit (as applicable) shall not exceed the Availability;

          (e) no event shall have occurred or condition shall exist which has had or is reasonably expected to have a Material Adverse Effect; and

          (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law.

Each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by each Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Sections 5.2(b) through (f).

        SECTION 5.3. Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

                                 ARTICLE  VI

                        REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to each Agent and each Bank as follows:

     SECTION 6.1. Existence and Power. Each Borrower and each Material Subsidiary (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable) (or its predecessor was duly incorporated or organized in the case of a Person in existence as a result of the migration or transfer of charter from another jurisdiction) and is validly existing and in good standing under the laws of its current jurisdiction of incorporation or organization (as applicable), (b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and
(c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified, licensed or authorized could reasonably be expected to have a Material Adverse Effect.

     SECTION  6.2.        Corporate  and  Governmental  Authorization;
Contravention.     The execution, delivery and performance of this Agreement, the Notes and the other Loan Papers by each Borrower (a) are within such Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any Governmental Authority, and (d) do not contravene, or constitute a default under, any provision of Law applicable to either Borrower or any of the Material Subsidiaries (including, without limitation, the Margin Regulations) or of the Articles of Association, Certificate of Incorporation, bylaws and other charter documents of either Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon either Borrower or any of the Material Subsidiaries or result in the creation or imposition of any Lien on any asset of TEL or any of the Material Subsidiaries.

     SECTION  6.3.     Binding Effect.    This Agreement constitutes a valid
and binding agreement of each Borrower. The Notes and the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute valid and binding obligation of each Borrower, and each Loan Paper is enforceable against each Borrower in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 6.4.    Financial Information.    (a)  The audited consolidated
balance sheet of TEC and its Consolidated Subsidiaries as of December 31, 1995 and the related audited consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to Banks were prepared in conformity with GAAP and fairly present the consolidated financial position of TEC and its Consolidated Subsidiaries as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited consolidated balance sheets of each of TCI and TIOC and their respective Consolidated Subsidiaries dated as of December 31, 1995 and the related unaudited consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to Banks fairly present the consolidated financial position of each of TCI and TIOC and their respective Consolidated Subsidiaries as of the end of such Fiscal Year and their respective consolidated results of operations and cash flows for such Fiscal Year.

          (c) The unaudited consolidated balance sheets of each of TEL and TEC, and their respective Consolidated Subsidiaries as of March 31, 1996 and the related unaudited consolidated statements of operations and cash flows for the Fiscal Quarter and the portion of the Fiscal Year then ended, copies of which have been delivered to Banks, fairly present the consolidated financial position of each of TEL and TEC, and their respective Consolidated Subsidiaries as of the end of such Fiscal Quarter and their respective consolidated results of operations and cash flows for such Fiscal Quarter and the portion of such Fiscal Year then ended. In the case of TEL, such consolidated financial statements were prepared in accordance with GAAP (subject to year end adjustments which will not have a material adverse effect on the financial information presented therein) and in the case of TEC, such consolidated financial statements were derived from the underlying accounting records of TEL which have been prepared in accordance with GAAP.

          (d) The Projections were prepared in conformity with Borrowers' standard practices and the assumptions upon which they were based do not deviate in any material respect from those used by Borrowers for their internal financial planning purposes.

          (e) (i) The fair value of the property of each Borrower is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Borrower, (ii) the present fair saleable value of the assets of each Borrower is not less than the amount that will be required to pay the liabilities of such Borrower on its debts as they become absolute and matured, (iii) each Borrower is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) neither Borrower intends to, and neither Borrower believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (v) neither Borrower is engaged in a business or transaction, and neither Borrower is about to engage in a business or transaction for which such Borrower's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which
Borrowers  are  engaged.    For  purposes of this Section 6.4(e) "contingent
liabilities" shall be computed at the amount which, in light of all relevant facts and circumstances, represents the amount that can reasonably be expected to become an actual or matured liability.

          (f) No event has occurred (i) since December 31, 1995 (to the extent this representation and warranty is being made or is deemed to be made prior to delivery of the first set of annual financial statements required to be delivered after the Closing Date pursuant to Section 7.1(a) and (b)), or (ii) since the date of the most recent annual financial statements delivered to Banks pursuant to Section 7.1(a) and (b) (to the extent this representation and warranty is made or is deemed to be made after delivery of such financial statements), and no condition exists (as of each date on which this representation and warranty is made or deemed to be made) which has had or which could reasonably be expected to have a Material Adverse Effect.

     SECTION  6.5.        Litigation.        Except for matters disclosed on
Schedule 5 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of either Borrower, threatened against or affecting TEL or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.6.    ERISA.    Neither TEL nor any ERISA Affiliate maintains
or contributes to any Plan other than those disclosed to Administrative Agent in writing. Other than TEL's Retirement Income Plan, neither TEL nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA, or a
"multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Each Plan maintained by TEL or any ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal or state law, rule or regulation; all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely; and neither TEL nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan, except where the failure with respect to the foregoing would not have a Material Adverse Effect. No Plan of TEL or any ERISA Affiliate has been terminated under section 4041(c) of ERISA nor has any "accumulated funding deficiency" (as defined in section 412(a) of the Code) been incurred (without regard to any waiver granted under section 412 of the
Code), nor has any funding waiver from the Internal Revenue Service been received or requested. There has been no ERISA Event or any event requiring disclosure under section 4041(c)(3)(C), 4063(a) or 4043(b) of ERISA with respect to any Plan or its related trust of TEL or any ERISA Affiliate since the effective date of ERISA. The value of the assets of each Plan (other than a multiemployer plan) of TEL and each ERISA Affiliate equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. Neither TEL nor any ERISA Affiliate has withdrawn from any multiemployer plan, nor has incurred or reasonably expects to incur
(A)  any  liability  under  Title  IV  of ERISA (other than premiums due under section 4007 of ERISA to the PBGC, (B) any withdrawal liability (and no event has occurred which with the giving of notice under section 4219 of ERISA would result in such liability) under section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of section 4023 or 4205 of ERISA) from a multiemployer plan, or (C) any liability under section 4062 of ERISA to the PBGC or to a trustee appointed under section 4042 of ERISA.
There are no pending or, to the best of TEL's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither TEL nor any ERISA Affiliate has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that could reasonably be expected to result in liability of TEL or any ERISA Affiliate having a Material Adverse Effect. There are no investigations or audits of any Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of TEL or any ERISA Affiliate that has not been fully discharged. Each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither TEL nor any ERISA Affiliate has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan and there have been no breaches of any of the duties imposed on "fiduciaries" (within the meaning of section 3(21) of ERISA) with respect to any Plan which, in either case, could result in liability of TEL or any of its Subsidiaries having a Material Adverse Effect. Neither of TEL or any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except to the extent of unfunded health benefits which in any year could not reasonably be expected to have a Material Adverse Effect. Neither TEL, any of its Subsidiaries nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

     SECTION  6.7.        Taxes  and  Filing of Tax Returns.    Schedule 6
contains a true and accurate description of all Taxes payable by TEL and its Material Subsidiaries with respect to the exploration for, the production of and the export or the sale of Hydrocarbons from the Colombian Assets under applicable Tax Law in effect on the Closing Date. Except as disclosed to Banks in writing, Borrowers have no reason to believe that there may be any material adverse change in such Taxes. TEL and each of its Subsidiaries have filed all material tax returns required to have been filed and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, other than Taxes with respect to which a failure to pay could not reasonably be expected to have a Material Adverse Effect. Neither Borrower knows of any proposed material Tax assessment against either Borrower or any of its Material Subsidiaries, and all Tax liabilities of each Borrower and the Material Subsidiaries are adequately provided for. Except as disclosed in writing to Banks prior to the date hereof, no Tax liability of TEL or any of its Subsidiaries has been asserted by any Governmental Authority in excess of those already paid which assertion is reasonably expected to be ultimately resolved in a manner adverse to TEL or its Subsidiaries and which, if so resolved, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.8. Ownership of Properties Generally. TEL and each of its Subsidiaries have good and valid fee simple or leasehold title to all material properties and assets purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in Section 6.4(a), (b) and (c) and all assets which are used by TEL and its Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien or claim of any kind other than Permitted Encumbrances.

     SECTION 6.9. Colombian Mineral Properties. The License Agreements grant to TCI all Mineral Interests necessary and appropriate for the exploration, development, production and sale by TCI, for its own account, of the Hydrocarbons described in the D&M Reserve Report and the Economic Summaries, free and clear of all Liens or claims of any kind except Permitted Encumbrances and those being contested in good faith by appropriate proceedings as permitted in Section 7.5. All such Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, Taxes and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of TCI's proved Mineral Interests, TCI's share of (a) the costs for each proved Mineral Interest described in the D&M Reserve Report and the Economic Summaries is not greater than the decimal fraction set forth in the D&M Reserve Report and the Economic Summaries, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (b) production from, allocated to, or attributed to each such proved Mineral Interest is not less than the decimal fraction set forth in the D&M Reserve Report and the Economic Summaries, before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms. The wells drilled in respect of the proved producing Mineral Interests described in the D&M Reserve Report and the Economic Summaries, (y) are, in the aggregate, capable of, and are presently, producing Hydrocarbons in aggregate quantities substantially equivalent to or in excess of the amounts projected for current periods in the D&M Report and the Economic Summaries, and TCI is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, and (z) has been drilled and operated in material compliance with all applicable Laws.

     SECTION 6.10. Subsidiaries; Capitalization. As of the Closing Date, TEL has no Subsidiaries other than those listed on Schedule 7. Except as disclosed in writing to Banks prior to the date hereof, Schedule 7 accurately and completely sets forth as of the Closing Date (a) the jurisdiction of incorporation or organization of each Subsidiary of TEL, (b) the authorized, issued and outstanding Capital Stock of every class of TEC and each Material Subsidiary, (c) the name of the record and beneficial owner of the outstanding Capital Stock of TEC and each Material Subsidiary, and (d) the authorized, issued and outstanding Capital Stock of every class of TEL (which shall be as of a date two Domestic Business Days prior to the Closing Date). All of the outstanding capital stock of each Borrower and each Material Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as set forth on Schedule 7 hereto or as disclosed in writing to Banks prior to the date hereof, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of TEC or any Material Subsidiary. Except as set forth on Schedule 7 hereto, there are no shareholder agreements, voting trusts or similar agreements in effect and binding on TEC or any Material Subsidiary or the Capital Stock of TEC or any Material Subsidiary which governs or otherwise restricts the right to vote such Capital Stock.

     SECTION  6.11.        Licenses,  Permits,  License  Agreements and Joint
Operating  Agreement.      Each Borrower and each Material Subsidiary possess
such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, each Borrower hereby represents and warrants that (a) Borrowers have provided each Bank with true and correct copies of each License Agreement and the Joint Operating Agreement including all amendments, modifications and supplements thereto, (b) neither TEL nor any of its Subsidiaries is in default in the performance or observance of any obligation under any of the License Agreements or the Joint Operating Agreement, (c) to the best knowledge of each Borrower, no Grantor is in default in the performance or observance of any material obligation under any License Agreement, (d) to the best knowledge of each Borrower, no party to any License Agreement or the Joint Operating Agreement (other than TEL and its Subsidiaries or the Grantor [in the case of a License Agreement]) is in default in the performance or observance of any obligation under any of the License Agreements or the Joint Operating Agreement to the extent such default could reasonably be expected to have a Material Adverse Effect, (e) no material right of TEL or any of its Subsidiaries or material obligation of any other party to any of the License Agreements or the Joint Operating Agreement has been waived, and (f) each of the License Agreements and the Joint Operating Agreement constitute the valid, and binding agreement of the parties thereto and are enforceable against each such party in accordance with their terms in all material respects.

     SECTION 6.12.    Compliance with Law.    The business and operations of
each Borrower and each Material Subsidiary have been and are being conducted in accordance with all applicable Laws including the Foreign Corrupt Practices Act other than violations of Laws which could not (either individually or collectively) reasonably be expected to have a Material Adverse Effect.

     SECTION  6.13.        Full  Disclosure.      All information heretofore
furnished by either Borrower (or any other party in either Borrower's behalf) to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by either Borrower or in either Borrower's behalf to any Agent or any Bank will be, true, complete and accurate in every material respect or (to the extent disclosed) based on reasonable estimates on the date as of which such information is stated or certified. Borrowers have disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which could reasonably be expected to have a Material Adverse Effect.

     SECTION  6.14.  Environmental Matters.  Except for matters disclosed on
Schedule 8 hereto, no real or personal property owned or leased by TEL or any Subsidiary of TEL (including, without limitation, TEL's and its Subsidiaries' Mineral Interests) and no operations conducted thereon, and to each Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Environmental Law other than violations which neither individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except for matters disclosed on Schedule 8 hereto, neither TEL nor any of its Subsidiaries, nor any such property or operation is the subject of any existing, pending or, to each Borrower's knowledge, threatened Environmental Complaint which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership or operation of each tract of real property and each item of personal property owned, leased or operated by TEL or any of its Subsidiaries, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal or release of Hazardous Substances into the environment have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations could not reasonably be expected to have a Material Adverse Effect. All Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by TEL or any of its Subsidiaries have been transported, treated, and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws except where a failure of such carriers to maintain such permits could not reasonably be expected to have a Material Adverse Effect. Except for matters disclosed on Schedule 8 hereto, there has been no Hazardous Discharge on, to or from any real or personal property owned, leased, or operated by TEL or any of its Subsidiaries which was not in compliance with Environmental Laws other than Hazardous Discharges which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for matters disclosed on Schedule 8 hereto, neither Borrower nor any Subsidiary of either Borrower has any contingent liability in connection with any Hazardous Discharge which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.15. Burdensome Obligations. Neither Borrower nor any of the Material Subsidiaries nor any of their respective properties is subject to any Law or any pending or threatened change of Law or subject to any restriction under its articles of association, certificate of incorporation, bylaws or other corporate charter documents or under any agreement or instrument to which either Borrower or any of the Material Subsidiaries is a party or by which either Borrower or any of the Material Subsidiaries or any of their respective properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, neither TEL nor any of its Subsidiaries is a party to or bound by any agreement or subject to any Law or order of any Governmental Authority which prohibits or restricts in any way the right of any Subsidiary of TEL to make Distributions to TEL or to TEC.

     SECTION 6.16. Senior Indebtedness. The Obligations constitute "Senior Indebtedness of the Guarantor," "Senior Indebtedness of the Issuer" and "Senior Indebtedness of the Company" as each of such terms is defined in the 1997 Notes Indenture and the 9x% Notes Indenture.

     SECTION 6.17. Fiscal Year. TEL's Fiscal Year and the Fiscal Year of each of TEL's Subsidiaries is January 1 through December 31.

     SECTION 6.18. No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement.

     SECTION  6.19.    Government  Regulation.    Neither TEL nor any of its
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by Borrowers of Debt, including, but not limited to Laws relating to common contract carriers or the sale of electricity, gas, stream, water or other public utility services.

     SECTION 6.20. Insider. Neither TEL nor any of its Subsidiaries is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of TEL or any Subsidiary of TEL is an "executive officer", "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

     SECTION  6.21.    Outstanding  Debt  and  Advance  Payment  Contract
Liabilities.    Schedule  9  hereto  sets  forth  an  accurate and complete description of all Debt and Advance Payment Contract Liabilities of TEL and its Subsidiaries outstanding on the date hereof other than Debt owed by Subsidiaries of TEL which are not Material Subsidiaries to either Borrower or to Subsidiaries of TEL (other than TEC).


                                 ARTICLE VII

AFFIRMATIVE  COVENANTS

     Borrowers agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     SECTION  7.1.    Information.    Borrowers will deliver, or cause to be
delivered,  to  each  Bank:

          (a) as soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of TEL as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by such Person in accordance with GAAP and audited (in the case of the consolidated financial statements) by a firm of independent public accountants of nationally recognized standing and acceptable to Administrative Agent;

          (b) as soon as available, and in any event within one hundred five (105) days after the end of each Fiscal Year, consolidated balance sheets of each of TEC, TIOC and TCI and their respective Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth, in each case, in comparative form the figures for the previous Fiscal Year, all to be derived from the accounting records of TEL which shall be prepared in accordance with GAAP (subject to the absence of footnotes);

          (c) (i) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, consolidated (and, in the case of TEL, consolidating) balance sheets of TEL and TEC, and their respective Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated (and, in the case of TEL, consolidating) statements of operations for such quarter and for the portion of each such Person's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of each such Person's previous Fiscal Year;

          (d) simultaneously with the delivery of each financial statement referred to in Sections 7.1(a), (b) and (c), a certificate of the Financial Officer of TEL in the form of Exhibit H attached hereto, (i) setting forth in reasonable detail the calculations required to establish whether Borrowers were in compliance with the requirements of Section 8.1 and
8.13 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrowers are taking or propose to take with respect thereto, and (iii) stating whether or not such financial statements were prepared in accordance with GAAP and on a basis consistent with all prior financial statements for the Person covered thereby previously delivered to Banks, and whether or not such financial statements fairly reflect the results of operations and financial condition of such Persons as of the date of the delivery of such financial statements;

          (e) as soon as available, and in any event, within thirty (30) days after the end of each calendar month commencing with the month in which the Conversion Date occurs, a certificate of the Financial Officer of TEL in form and substance reasonably acceptable to Required Banks (i) setting forth in reasonable detail a calculation of TEL's Consolidated EBITDAD for such month and for the portion of the Fiscal Year then ended, and (ii) setting forth all Debt and Advance Payment Contract Liabilities of TEL and its Subsidiaries as of the end of such month;

          (f) promptly upon the mailing thereof to the stockholders of TEL and its Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all final registration statements post effective amendments thereto and annual, quarterly or special reports which TEL or any of its Subsidiaries shall file with the Securities and Exchange Commission; provided, that Borrowers must deliver, or cause to be delivered, any annual reports which TEL or any of its Subsidiaries shall have filed with the Securities and Exchange Commission, within one hundred five (105) days after the end of each Fiscal Year of TEL, and any quarterly reports which TEL or any of its Subsidiaries shall have filed with the Securities and Exchange Commission, within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of TEL;

          (h) promptly upon receipt of same, any notice or other information received by TEL or any Subsidiary of TEL indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to either Borrower or any Material Subsidiary for fines, clean up or any other remediation obligations or any other liability in excess of $2,000,000 outstanding at any time considered together with all other such liabilities in the aggregate;
(ii) any Hazardous Discharge which would impose on either Borrower or any Material Subsidiary of TEL a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Environmental Law which could result in liability to either Borrower or any Material Subsidiary of TEL for fines, clean up and other remediation obligations or any other liability in excess of $2,000,000 outstanding at any time considered together with all other such liabilities in the aggregate; or (iii) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $2,000,000 outstanding at any time considered together with all other such liabilities in the aggregate. Without limiting the foregoing, Borrowers shall provide to Banks promptly upon receipt of same copies of all environmental consultants or engineers reports received by TEL or any Subsidiary of TEL which would render the representation and warranty contained in Section 6.14 untrue or inaccurate in any respect;

          (i) in the event any notification is provided by either Borrower to any Bank or Administrative Agent pursuant to Section 7.1(h) hereof or any Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrowers shall deliver to Administrative Agent and each Bank such information regarding such event, condition or circumstance as Administrative Agent or Required Banks shall reasonably require;

          (j) as soon as possible, but in all events within two Domestic Business Days after any Authorized Officer becoming aware of the occurrence of any Default, a certificate of an Authorized Officer setting forth the details thereof and the action which Borrowers are taking or propose to take with respect thereto;

          (k) as soon as possible, but in all events within two Domestic Business Days after any Authorized Officer become aware of same, notice of the occurrence of any event or the existence of any condition which is reasonably expected to have a Material Adverse Effect including, without limitation, notice of the commencement or threat of any action, suit or proceeding against TEL or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect;

          (l) as soon as available and in any event no later than March 31 of each of TEL's Fiscal Years, projections of TEL's and its Subsidiaries' financial condition and results of operations for such Fiscal Year and each of the next two (2) succeeding Fiscal Years including forecasted consolidated balance sheets, statements of operations and cash flow all prepared in a manner consistent with such Person's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions in a form reasonably acceptable to Administrative Agent; and

          (m) from time to time such additional information regarding the financial position or business of TEL and its Subsidiaries as Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 7.2. Maintenance of Existence. Each Borrower shall, and shall cause each Material Subsidiary to, at all times (a) maintain its corporate, partnership or limited liability company existence in its jurisdiction of incorporation or organization except to the extent any Subsidiary ceases to be in existence as a result of a merger or consolidation expressly permitted pursuant to Section 8.4, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could reasonably be expected to have a Material Adverse Effect.

     SECTION  7.3.     Right of Inspection.   Each  Borrower will permit and
will cause each Subsidiary of TEL to permit any officer, employee or agent of Administrative Agent or of any Banks to visit and inspect any of the assets of each Borrower and their Subsidiaries, examine each Borrower's and their Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of TEL and its Subsidiaries with TEL's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times as Administrative Agent or any of Banks may desire, all at the expense of Borrowers; provided, that (a) neither Administrative Agent nor any Bank will require either Borrower or any of their Subsidiaries to incur any unreasonable expense as a result of the exercise by Administrative Agent or any Bank of its rights pursuant to this Section 7.3, and (b) Borrowers shall not be required to permit officers, employees and agents of Administrative Agent or any Bank to physically visit and inspect fixed assets to the extent such visitation or inspection would violate applicable Law or contractual requirements binding upon TEL or any of its Subsidiaries.

     SECTION  7.4.      Maintenance of Insurance.    Each Borrower will, and
will cause each Material Subsidiary to (and will use its best efforts to cause all operators of Mineral Interests owned by TEL or any of its Subsidiaries) at all times maintain or cause to be maintained (a) all insurance required under the License Agreements, the Joint Operating Agreement and all other contractual requirements applicable to either Borrower or any Material Subsidiary, and (b) to the extent not regulated by contractual requirements, such other insurance as is customarily carried by businesses similarly situated.

     SECTION 7.5.    Payment of Taxes and Claims.    Each Borrower will, and
will cause each Material Subsidiary to, pay (a) all Taxes with respect to any of its assets, franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of either Borrowers or any of the Material Subsidiaries are subject to levy or execution, (ii) TEL shall have set aside on its books adequate reserves with respect thereto, and (iii) Administrative Agent has been notified of such circumstances, in detail reasonably satisfactory to Administrative Agent.

     SECTION  7.6.      Compliance with Laws and Documents.    Each Borrower
will and will cause each of the Material Subsidiaries to comply with all Laws, its respective articles of association, certificate of incorporation, bylaws and other charter documents and all agreements to which either Borrower or any of the Material Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.7.    Operation of Properties and Equipment.    Each Borrower
will, and will cause each of the Material Subsidiaries to, maintain, develop and operate its respective Mineral Interests in a manner consistent with good oil field practices and all applicable contractual requirements, and enforce the observance and compliance with all of the terms and provisions, express or implied, of all contracts and agreements applicable to or relating to their respective Mineral Interests or the production and sale of Hydrocarbons and accompanying elements therefrom in circumstances where it is not the operator (or if it is the operator, then it shall observe and comply with such terms and provisions), except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.8. Environmental Law Compliance. Except to the extent a failure to comply could not reasonably be expected to have a Material Adverse Effect, each Borrower will, and will cause each Material Subsidiary to, comply with all Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and
(b) all provisions of all Environmental Laws regarding Hazardous Discharges. Each Borrower will, and will cause each Material Subsidiary to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws; provided, however, Borrowers will not be required to pay and discharge, or cause Material Subsidiaries to pay and discharge, such debts, claims, liabilities and obligations to the extent (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of either Borrowers or any of the Material Subsidiaries are subject to levy or execution, (ii) TEL shall have set aside on its books adequate reserves with respect thereto, and (iii) Administrative Agent has been notified of such circumstances, in detail reasonably satisfactory to Administrative Agent.

     SECTION  7.9.    ERISA  Reporting  Requirements.    Each Borrower shall
furnish  or  cause  to  be  furnished  to  Administrative  Agent:

          (a) Promptly and in any event (i) within thirty (30) days after either Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Plan of TEL or any ERISA Affiliate has occurred, and (ii) within ten (10) days after TEL or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of TEL or any ERISA Affiliate has occurred or a request for minimum funding waiver under Section 412 of the Code with respect to any Plan of TEL or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

          (b) Promptly and in any event within two (2) Domestic Business Days after receipt thereof by TEL or any ERISA Affiliate from the PBGC, copies of each notice received by TEL or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (c) Promptly and in any event (i) within thirty (30) days after TEL or any ERISA Affiliate receives notice from any regulatory agency of the commencement of an audit, investigation or similar proceeding with respect to a Plan if the results of such audit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (ii) within ten (10) days after TEL or any ERISA Affiliate contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan, and (iii) within ten (10) days after any ERISA Affiliate knows or has reason to know that any event with respect to any Plan of TEL or any ERISA Affiliate has occurred that could reasonably be expected to have a Material Adverse Effect;

          (d) Promptly and in any event within thirty (30) days after the receipt by Borrowers of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by TEL or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

          (e) Promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence TEL or any ERISA Affiliate receives from the Plan Sponsor (as defined in section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon TEL or any ERISA Affiliate and a statement from a Financial Officer of TEL or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which TEL or such ERISA Affiliate is taking or proposes to take with respect thereto;

          (f) Notification within three (3) Domestic Business Days after TEL or any ERISA Affiliate knows or has reason to know that TEL or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice;

          (g) Notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any material new Plans, or the commencement of contributions to any material Plan to which TEL or any ERISA Affiliate was not previously contributing; and

          (h) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan, and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting TEL or any ERISA Affiliate with respect to any Plan, except, in the case of both clauses (i) and (ii) hereof, those which, individually or in the aggregate, if adversely determined could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.10. Additional Documents. Each Borrower shall cure promptly any defects in the creation and issuance of each Note , and the execution and delivery of this Agreement and the other Loan Papers and, at Borrowers' expense, each Borrower shall promptly and duly execute and deliver to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Borrower in this Agreement and the other Loan Papers as Administrative Agent or Required Banks may deem necessary or appropriate.


                                 ARTICLE VIII

NEGATIVE  COVENANTS

     Borrowers agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     SECTION  8.1.    Outstanding  Debt  and  Advance  Payment  Contract
Liabilities.    Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to incur, become or remain liable for any Debt or for Advance Payment Contract Liabilities which are prohibited pursuant to any subsection of this Section 8.1:

     (a) During the period from and including the Closing Date to but excluding the Conversion Date, neither Borrower will, nor will either Borrower permit any of its Subsidiaries to, incur, become or remain liable for any Debt or Advance Payment Contract Liabilities which causes the sum of (i) the aggregate total Debt of TEL and its Subsidiaries and (ii) the aggregate total Advance Payment Contract Liabilities of TEL and its Subsidiaries, in each case on a consolidated basis, to exceed the Debt Limit.

     (b) During the period from and including the Conversion Date to but excluding the Production Milestone Date (the "Interim Leverage Test Period") neither Borrower will, nor will either Borrower permit any of its Subsidiaries to, incur, become or remain liable for any Debt or Advance Payment Contract Liabilities which causes the sum of (i) the aggregate total Debt of TEL and its Subsidiaries, and (ii) the aggregate total Advance Payment Contract Liabilities of TEL and its Subsidiaries, in each case on a consolidated basis, to exceed the lesser of (A) the Debt Limit, or (B) an amount which would cause the Interim Leverage Ratio to exceed 6.25 to 1. As used herein, "Interim Leverage Ratio" means, as of any date (a "Measurement Date"), the ratio of
(i) the sum of (A) the total Debt of TEL and its Subsidiaries, and (B) the aggregate total Advance Payment Contract Liabilities of TEL and its Subsidiaries, in each case on a consolidated basis, as of such Measurement Date, to (ii) (A) TEL's Consolidated EBITDAD for the period of four Fiscal Quarters most recently ended as of such Measurement Date (provided that four complete Fiscal Quarters have elapsed since the first day of the month in which the Conversion Date occurs), or (B) TEL's Annualized Consolidated EBITDAD for the period commencing on the first day of the first Fiscal Quarter commencing on or after the first day of the month in which the Conversion Date occurs and ending on the last day of the Fiscal Quarter most recently ended as of such Measurement Date (provided that at least one, but less than four, complete Fiscal Quarters have elapsed since the first day of the month in which the Conversion Date occurs), or (C) TEL's Annualized Consolidated EBITDAD for the period commencing on the first day of the month in which the Conversion Date occurs and ending on the last day of the month most recently ended as of such Measurement Date (provided that a complete Fiscal Quarter has not elapsed since the first day of the month in which the Conversion Date occurs).

     (c) During the period from and including the Production Milestone Date to the Termination Date (the "Final Leverage Test Period") neither
Borrower will, nor will either Borrower permit any of its Subsidiaries to, incur, become or remain liable for any Debt or Advance Payment Contract
Liabilities which causes the sum of (i) the aggregate total Debt of TEL and its Subsidiaries, and (ii) the aggregate total Advance Payment Contract Liabilities of TEL and its Subsidiaries, in each case on a consolidated basis, to exceed the lesser of (A) $700,000,000, or (B) the Final Leverage Ratio to exceed 4.0 to 1 as of any date during the Final Leverage Test Period. As used herein, "Final Leverage Ratio" means, as of any Measurement Date, the ratio of (i) the sum of (A) the total Debt of TEL and its Subsidiaries, and (B) the aggregate total Advance Payment Contract Liabilities of TEL and its Subsidiaries, in each case on a consolidated basis, as of such Measurement Date, to (ii) (A) TEL's Consolidated EBITDAD for the period of four Fiscal Quarters most recently ended as of such Measurement Date (provided that four complete Fiscal Quarters have elapsed since the first day of the month in which the Production Milestone Date occurs), or (B) TEL's Annualized Consolidated EBITDAD for the period commencing on the first day of the first Fiscal Quarter commencing on or after the first day of the month in which the Production Milestone Date occurs and ending on the last day of the Fiscal Quarter most recently ended as of such Measurement Date (provided that at least one, but less than four, complete Fiscal Quarters have elapsed since the first day of the month in which the Production Milestone Date occurs), or (C) TEL's Annualized Consolidated EBITDAD for the period commencing on the first day of the month in which the Production Milestone Date occurs and ending on the last day of the month most recently ended as of such Measurement Date (provided that a complete Fiscal Quarter has not elapsed since the first day of the month in which the Production Milestone Date occurs).

     (d) Neither Borrower will permit any Subsidiary of TEC to incur, become or remain liable for any Debt other than (i) Permitted ECA Debt, (ii) Debt under Hedge Transactions provided that the Net Hedge Transaction Exposure for all Hedge Transactions to which Subsidiaries of TEC are parties shall not exceed $5,000,000 at any time, (iii) other Debt not to exceed $10,000,000 outstanding at any time in the aggregate, and (iv) Debt owed to either Borrower or any of their other Subsidiaries. In the event that any Subsidiary of TEC on the Closing Date ceases to be a Subsidiary of TEC subsequent to the Closing Date, but continues to be a Subsidiary of TEL, such Subsidiary will be deemed to continue to be a Subsidiary of TEC for purposes of this Section
8.1(d)  and  Section  8.1(e).

     (e) Neither Borrower will permit Subsidiaries of TEL, other than TEC and its Subsidiaries, to incur, become or remain liable for any Debt other than (i) the Obligations, (ii) Debt outstanding on the Closing Date and described on Schedule 9 hereto, (iii) other Debt not to exceed $10,000,000 outstanding at any time in the aggregate, and (iv) subject to clause (f) below, Debt of TEL or any of its Subsidiaries owed to TEL or any other of its Subsidiaries. In the event that any Subsidiary of TEL on the Closing Date which is not a Subsidiary of TEC on the Closing Date, becomes a Subsidiary of TEC subsequent to the Closing Date, such Subsidiary will not be deemed a Subsidiary of TEC for purposes of this Section 8.1(e) or Section 8.1(d). Nothing in this Section 8.1(e) or Section 8.1(d) will be deemed to permit the transfer of ownership of an Subsidiary prohibited by other provisions of this Agreement.

     (f) Neither Borrower will incur, become or remain liable for any Debt to any Subsidiary of either Borrower unless, prior to the incurrence of such Debt, such Subsidiary shall execute and deliver to Administrative Agent a Subordination Agreement. Neither Borrower will incur, become or remain liable for Advance Payment Contract Liabilities owed to any Subsidiary of TEL.

     (g) From and after the Closing Date, neither Borrower will incur or become liable for any Debt (other than the Obligations), or permit any Subsidiary of either Borrower to incur or become liable for any Debt which requires any mandatory payment, prepayment, retirement, redemption, defeasance or repurchase of principal of such Debt to be made at any time prior to the 180th day following the Termination Date other than (i) Refinancing Debt, (ii) subject to clause (f) above, Debt of TEL or any of its Subsidiaries owed to TEL or any other of its Subsidiaries, (iii) Permitted ECA Debt, and (iv) in addition to the Debt permitted in clauses (i), (ii) and (iii) preceding, Debt in a principal amount outstanding at any time not exceeding $10,000,000.

     SECTION 8.2. Restricted Payments. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to, make any Restricted Payment or enter into any agreement which obligates any such Persons to make any such Restricted Payment; provided, that so long as no Default or Event of Default has occurred which is continuing or will result therefrom, (a) TEL may pay dividends on the TEL Preferred Stock in an amount not to exceed $1,000,000 in any Fiscal Year, (b) TEL may repurchase shares of its common stock from individual shareholders holding less than 100 shares for an aggregate consideration not exceeding $25,000 in any Fiscal Year, and (c) subject to
Section 8.1 above, TEL and its Subsidiaries may purchase, repurchase, redeem, retire or defease any Debt with respect to which TEL or any of its Subsidiaries is the obligor within eighteen (18) months of the scheduled maturity thereof (i) with proceeds of Debt securities (other than the Obligations) issued to Persons other than TEL and its Subsidiaries after the Closing Date or with proceeds of equity securities issued to Persons other than TEL and its Subsidiaries after the Closing Date (such Restricted Payments to be made substantially simultaneously with the receipt of such proceeds), and (ii) with proceeds of the Loan and from other available cash; provided, that the aggregate amount of all Restricted Payments made pursuant to this clause (c) (ii) shall not exceed the Restricted Payment Limit. As used herein, "Restricted Payment Limit" means (w) $50,000,000 minus (x) the aggregate amount of the Restricted Payments made pursuant to clause (ii) of
Section 8.2(c) on or after the Closing Date, (y) minus $9,005,000 in respect of repurchases of 1997 Notes prior to the Closing Date, plus (z) net proceeds to TEL and its Subsidiaries of Debt and equity securities (other than the Obligations) issued to Persons other than TEL and its Subsidiaries after the Closing Date and not utilized to make Restricted Payments pursuant to clause
(i) of Section 8.2(c); provided, that (i) in no event shall this clause (z) operate to increase the Restricted Payment Limit to an amount greater than $50,000,000 at any time, and (ii) proceeds of any issue of Debt or equity securities in excess of the amount necessary to replenish the Restricted
Payment Limit to $50,000,000 shall not be carried forward and utilized to replenish the Restricted Payment Limit at any date subsequent to the date of receipt of such proceeds.

     SECTION  8.3.       Negative Pledge.    Neither Borrower will, nor will
either Borrower permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset of TEL or any of its Subsidiaries (including, without limitation, the Capital Stock of any Subsidiary of TEL) other than Permitted Encumbrances. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to, enter into or become bound by any agreement, understanding or arrangement (other than this Agreement) which limits, restricts or impairs in any way the right of TEL or any of its Subsidiaries to create, assume or suffer to exist any Lien on any of TEL's or any of its Subsidiaries' assets in favor of Administrative Agent (or any successor Administrative Agent) for the benefit of Banks.

     SECTION 8.4.   Consolidations and Mergers.   Neither Borrower will, nor
will either Borrower permit any of its Subsidiaries to, consolidate or merge with or into any other Person; provided, that so long as no Default or Event of Default exists or will result (a) TEL may merge or consolidate with another Person so long as TEL is the surviving corporation, (b) subject to Section 9.1(n) any wholly owned Subsidiary of TEL may merge or consolidate with any other Person so long as a wholly owned Subsidiary of TEL is the surviving
corporation,  (c)    subject to Section 9.1(n) any Subsidiary which is not a
wholly owned Subsidiary of TEL may merge with any other Person so long as such Subsidiary is the surviving corporation and continues to be a Subsidiary of TEL after giving effect thereto, and (d) any Subsidiary of TEL which is not a Material Subsidiary may merge or consolidate with any other Person in a transaction in which a Subsidiary of TEL is not the survivor to the extent a sale of all of the assets of such Subsidiary would be permitted under Section 8.5, and in that event, such merger or consolidation will be considered a sale of assets for purposes of the relevant provisions of Section 8.5. The survivor of any merger or consolidation involving any Material Subsidiary shall be a "Material Subsidiary" for all purposes of this Agreement and the other Loan Papers.

     SECTION  8.5.    Asset  Dispositions.   Neither Borrower will, nor will
either Borrower permit any of its Subsidiaries to sell, lease, transfer, abandon or otherwise dispose of any asset; provided that TEL and its Subsidiaries may sell Hydrocarbons produced in the ordinary course of business and not pursuant to Advance Payment Contracts, and, so long as no Default or Event of Default has occurred which is continuing or would result therefrom:

     (a) TEL and its Subsidiaries may sell Material Assets, including, without limitation (i) the sale of Hydrocarbons pursuant to Advance Payment Contracts, and (ii) the sale of Mineral Interests comprising a part of the Material Assets which do not constitute proved reserves pursuant to farm out or similar agreements; provided that (A) the aggregate value of all Material Assets sold or disposed of pursuant to this clause (a) during the period commencing on the Closing Date and continuing until this Agreement is terminated and the Obligations have been paid in full shall not exceed $50,000,000, (B) Borrowers shall provide Banks not less than fifteen (15) days advance notice of the incurrence by TEL or any of its Subsidiaries of Advance Payment Contract Liabilities and Required Banks shall have the right, upon five (5) days advance notice to Borrowers, to reduce the Total Commitment (and the Commitment of each Bank ratably) by an amount equal to the amount of all Advance Payments to TEL or any of its Subsidiaries resulting in such Advance
Payment Contract Liabilities, and (C) all proceeds of asset sales completed pursuant to this clause (a) shall be reinvested in the exploration, development and production of the Material Assets within one hundred twenty
(120) days following receipt of proceeds of such asset sales (for purposes of this Section 8.5(a) only, (i) Material Assets shall not include Transportation Assets), and (ii) TEL and its Subsidiaries will be deemed to have sold Hydrocarbons with respect to which they have received Advance Payments on the date such Advance Payments are paid by the purchaser under the applicable Advance Payment Contract;

     (b) TEL and its Subsidiaries may sell Transportation Assets provided that the proceeds of the sale of such Transportation Assets shall be reinvested in the exploration, development and production of Material Assets within three hundred sixty (360) days following receipt of proceeds of the sale of such Transportation Assets and any portion of such proceeds not so reinvested within one hundred eighty (180) days shall (on such 180th day) be placed in escrow with Administrative Agent pursuant to an escrow agreement in form and substance acceptable to Administrative Agent and shall be released from escrow only for reinvestment in such Material Assets or to permanently reduce the Obligations;

     (c) TEL and its Subsidiaries may sell Mineral Interests (without regard to the reinvestment of the proceeds thereof) pursuant to farmout or similar agreements; provided that such Mineral Interests do not constitute (i) material proved reserves, or (ii) Material Assets;

     (d) TEL and its Subsidiaries may sell assets which do not constitute Material Assets, Transportation Assets or farmouts of unproved or immaterial proved reserves not constituting Material Assets, and without regard to the reinvestment of the proceeds thereof; provided, that the aggregate value of all assets sold pursuant to this clause (d) during the period commencing on the Closing Date and continuing until this Agreement is terminated and the Obligations have been paid in full shall not exceed $25,000,000, and any portion of such proceeds in excess of $15,000,000 shall be reinvested in Material Assets within one hundred eighty (180) days following TEL's and its Subsidiaries receipt thereof; and

     (e) Subsidiaries of TEL (other than TEC and Material Subsidiaries) may sell, transfer, assign or convey assets to either Borrower and to other Subsidiaries of TEL.

     SECTION 8.6. Amendments to Material Documents. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under (a) its articles of association, certificate of incorporation, bylaws, partnership agreement, regulations or other organizational documents other than amendments, modifications and waivers which could not reasonably be expected to have a Material Adverse Effect, (b) the 1997 Notes Indenture or the 9x Notes Indenture if the effect of any such modification, amendment or waiver (i) is to alter or amend in any way the subordination provisions thereof or definitions of defined terms utilized in such subordination provisions or is otherwise adverse to the rights of holders of "Senior Indebtedness of the Issuer," "Senior Indebtedness of the Company", or "Senior Indebtedness of Guarantor" thereunder, (ii) is to accelerate the maturity of the 1997 Notes or the 9x% Notes or the date on which any payment is due thereunder, (iii) is to increase the interest rate applicable to the 1997 Notes or the 9x% Notes, or (iv) is to add representations, warranties, covenants or events of default or otherwise cause the 1997 Notes Indenture or the 9x% Notes Indenture to be more restrictive or burdensome to TEL or any of its Subsidiaries, (c) the Existing Advance Payment Contract, (d) the License Agreements, or (e) the Joint Operating Agreement (other than, in the case of clauses (d) and (e) hereof, modifications, amendments and waivers which have no material adverse effect on the rights, interests or obligations [economic or otherwise] of TEL and its Subsidiaries arising under such agreements).

     SECTION  8.7.      Use of  Proceeds.    Neither Borrower will, nor will
either  Borrower  permit  any  of  its  Subsidiaries  to  use  the proceeds of
Borrowings for any purpose other than (a) working capital, (b) to make Permitted Investments, (c) to make capital expenditures, and (d) general corporate purposes. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Without limiting the foregoing, no Letters of Credit will be issued hereunder for the purpose of providing credit enhancement with respect to any Debt or equity security of TEL or any of its Subsidiaries or Affiliates or to secure interest rate, commodity, currency or other swaps, caps, collars, futures contracts or similar hedging arrangements, other than for Hedge Transactions entered into with Banks and their Affiliates.

     SECTION  8.8.    Investments.    Neither Borrower will, nor will either
Borrower permit any of its Subsidiaries to directly or indirectly, make any Investment other than Permitted Investments.

     SECTION 8.9. Transactions with Affiliates. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries, to engage in any transaction with an Affiliate unless such transaction is entered into in the ordinary course of business and is as favorable to Borrowers or such Subsidiary as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

     SECTION 8.10. ERISA. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to take any action or fail to take any action which would result in a violation of ERISA, the Code or other laws applicable to the Plans maintained or contributed to by TEL or any ERISA Affiliate which violation would have a Material Adverse Effect. Without the prior written consent of Required Banks, neither Borrower will, nor will either Borrower nor any ERISA Affiliate of TEL modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by TEL or any ERISA Affiliate as of the Closing Date which could, in any case, reasonably result in liability of TEL having a Material Adverse Effect.

     SECTION 8.11. Fiscal Year. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to, change their respective fiscal years.

     SECTION 8.12. Change in Business. Neither Borrower will, nor will either Borrower permit any of the Material Subsidiaries to, engage in any business other than the acquisition, exploration and development of Mineral Interests and the production, transportation or sale of Hydrocarbons therefrom or as a holding company for any such business.

     SECTION  8.13.      Minimum Current Ratio of Borrowers.    TEL will not
permit  its  ratio  of  Consolidated  Current  Assets  to Consolidated Current
Liabilities  to  be  less  than  1.0  to  1  at  any  time.

     SECTION 8.14. Restrictions on Distributions. Neither Borrower will, nor will either Borrower permit any of its Subsidiaries to enter into or become bound by any agreement, arrangement or understanding (including, without limitation, their respective articles of association, certificate of incorporation, bylaws, partnership agreement, regulations or other charter documents) which limits, restricts, subordinates or impairs in any way the right or ability of any Subsidiary of TEL to make Distributions to or Investments in either Borrower or to repay any Debt or other obligation owed to either Borrower.


                                  ARTICLE IX

                                   DEFAULTS

     SECTION  9.1.     Events of Default.    If one or more of the following
events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

          (a) either Borrower shall fail to pay when due any principal on any Note;

          (b) either Borrower shall fail to pay when due accrued interest on any Note or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date;

          (c) either Borrower shall fail to observe or perform any covenant or agreement contained in Sections 2.1(c), 7.1 or Article VIII of this Agreement;

          (d) either Borrower or any Subsidiary of either Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those referenced in Sections 9.1(a), (b) and (c)) and such failure continues for a period of twenty (20) days after the earlier of (i) the date any Authorized Officer of such Borrower acquires knowledge of such failure, or (ii) written notice of such failure has been given to such Borrower by Administrative Agent or any Bank;

          (e) any representation, warranty, certification or statement made or deemed to have been made by either Borrower in this Agreement or by either Borrower, any Subsidiary of TEL or any other Person on behalf of either Borrower or on behalf of any Subsidiary of TEL in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

          (f) TEL or any of its Subsidiaries shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $5,000,000 or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) with the giving of notice, lapse of time or both, unless cured or waived, will entitle the holder of such Debt to accelerate the maturity thereof;

          (g) TEL or any of its Subsidiaries shall default in the observance or performance of any representation, warranty, covenant, agreement or other obligation of TEL or any of its Subsidiaries under any Advance Payment Contract and such default shall continue beyond the grace period (if any) provided in such Advance Payment Contract;

          (h) either Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (i) an involuntary case or other proceeding shall be commenced against either Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any such Person under any bankruptcy, insolvency or other similar Laws now or hereafter in effect;

          (j) one (1) or more judgments or orders for the payment of money aggregating in excess of $5,000,000 shall be rendered against TEL or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed for thirty (30) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of assets of the judgment debtor may be lawfully sold to satisfy such judgment or order;

          (k) with respect to any Plan of TEL or any ERISA Affiliate: (i) TEL or any ERISA Affiliate shall incur any accumulated funding deficiency, as defined in section 412 of the Code, in the aggregate in excess of $5,000,000, or request a funding waiver from the Internal Revenue Service for contributions to a Plan or Plans in the aggregate in excess of $5,000,000;
(ii) TEL or any ERISA Affiliate shall incur any withdrawal liability in the aggregate in excess of $5,000,000 as a result of a complete or partial withdrawal within the meaning of section 4203 or 4205 of ERISA; (iii) any ERISA Event occurs with respect to any Plan and the then current value of such Plan's benefit liabilities exceeds the then current value of such Plan's assets available for the payment of such benefit liabilities by more than $5,000,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); (iv) an event or events occur pursuant to which benefits under a Plan or Plans become payable which in the aggregate would reasonably result in a direct liability to TEL or any ERISA Affiliate in excess of $5,000,000; or (v) TEL or any of its Subsidiaries or any ERISA Affiliate, or any other "party-in-interest" or "disqualified person", as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to TEL or any of its Subsidiaries or any ERISA Affiliate in excess of $5,000,000 under section 409 or 502 of ERISA or section 4975 of the Code;

          (l) any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) shall become the direct or indirect beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) of more than thirty percent (30%) of the total voting power of all classes of Capital Stock then outstanding of TEL entitled (without regard to the occurrence of any contingency) to vote in elections of directors of TEL;

          (m) (i) TEL, any of its Subsidiaries or the Grantor shall default in the performance or observance of any obligation of any such party under any of the License Agreements which default continues beyond the applicable grace period (if any) provided in such documents, (ii) any party to any of the License Agreements (other than the Grantor and TEL and its Subsidiaries) shall default in the performance or observance of any obligation of any such Person under any of the License Agreements which default continues beyond the applicable grace period (if any) provided in such documents if such default could reasonably be expected to have a Material Adverse Effect, (iii) TEL or any of its Subsidiaries shall default in the performance or observance of any obligation of such Person under the Joint Operating Agreement which default shall continue beyond the applicable grace period (if any) in such document, (iv) any party (other than TEL or any of its Subsidiaries) shall default in the performance or observance of any obligations of such Person under the Joint Operating Agreement which default continues beyond the applicable grace period provided (if any) in such document if such default could reasonably be expected to have a Material Adverse Effect, (v) any other event shall occur or condition shall exist which shall give any party to any License Agreement or the Joint Operating Agreement the right to cancel or terminate any such Agreement, or (vi) any License Agreement or the Joint
Operating Agreement shall be cancelled, terminated, revoked or rescinded in any respect or any party to any of such agreements shall deliver any notice of cancellation, termination, revocation or rescission or take any other action (including the commencement of any legal proceeding) seeking to cancel, terminate, revoke, rescind or set aside any of such agreements;

          (n) (i) TEC shall cease to be a direct, wholly owned Subsidiary of TEL, (ii) TIOC shall cease to be a direct, wholly owned Subsidiary of TEC or TEL, (iii) TOCT shall cease to be a direct, wholly owned Subsidiary of TIOC, TEL or TEC, (iv) TOCT (JDA) shall cease to be a direct, wholly owned
Subsidiary of TOCT, TIOC-Cayman, TEL, or any combination thereof, (v) TIOC-Cayman shall cease to be a direct, wholly owned Subsidiary of TEL, (vi) TCI shall cease to be a direct, wholly owned Subsidiary of either TEC, TIOC or TEL, (vii) CTOC shall cease to be a fifty percent (50%) owned Subsidiary of TOCT (JDA), TIOC-Cayman or TEL, (viii) Triton International Petroleum, Inc. shall cease to be a direct, wholly owned Subsidiary of TEL, or (ix) Triton Pipeline Colombia, Inc. shall cease to be a direct, wholly owned Subsidiary of Triton International Petroleum, Inc. (other than, in the case of clauses
(viii) and (ix) hereof, as a result of a transaction permitted under Section 8.5(b));

          (o) the confiscation, expropriation or other taking by any Governmental Authority of any of the Material Assets;

          (p) the imposition of (i) exchange controls, (ii) restrictions on TCI's ability to sell, or on the price at which TCI may sell, any Hydrocarbons produced by or for the account of TCI from the Colombian Assets, or (iii) restrictions on TCI's ability to convert its funds into readily available United States dollars which, in any such case, could reasonably be expected to have a Material Adverse Effect;

          (q) an increase in the rate of Colombian income tax applicable to the income or gains realized by TCI or on the distribution by TCI of cash, or other assets from Colombia, by more than 10% over the rate presently applicable to income or gains realized by TCI, or distributions made by TCI's Colombian branch as set forth on Schedule 6 hereto; or

          (r) the imposition of any excise Tax, wellhead Tax or other Tax or duty imposed on the extraction, ownership, exportation or sale of Hydrocarbons by or for the account of TCI other than Taxes described on
Schedule 6 hereto which results in an increase in TCI's aggregate annual Tax liability for Taxes described in this Section 9.1(r) of ten percent (10%) or more; then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided that (c) in the case of any of the Events of Default specified in Sections 9.1(h) or (i), without any notice to Borrowers or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable. Without limiting the foregoing, upon the occurrence of an Event of Default, Borrowers shall, on the next succeeding Domestic Business Day, deposit with Administrative Agent cash in such amounts as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any amounts so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrowers will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such cash to satisfy such drafts or demands. When either
(i) the Commitments have been terminated, all Letters of Credit have expired and the Obligations have been repaid in full, or (ii) all Events of Default have been waived in writing by Required Banks or cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrowers any remaining cash deposited under this Section 9.1. Whenever Borrowers are required to make deposits under this Section 9.1 and fail to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to either Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligation, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of either Borrower.


                                  ARTICLE X

                                    AGENTS

     SECTION  10.1.        Appointment  and  Authorization.        Each Bank
irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Papers as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto, provided that, as between and among Banks, no Agent will prosecute, settle or compromise any claim against either Borrower or release or institute enforcement proceedings, except with the consent of Required Banks. Each Bank and each Borrower agrees that none of the Agents are a fiduciary for Banks or for either Borrower but each simply is acting in the capacity described herein to alleviate administrative burdens for each Borrower and each Bank and that no Agent has any duties or responsibilities to Banks or Borrowers except those expressly set forth herein.

     SECTION 10.2.    Agents and Affiliates.    Each Agent in its individual
capacity and not as Agent hereunder shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent hereunder, and each Agent in its individual capacity and not as Agent hereunder and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower and their Subsidiaries or any Affiliate of either Borrower as if such parties were not Agents hereunder.

     SECTION  10.3.        Action  by  Agents.     The obligations of Agents
hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article IX. Notwithstanding the administrative authority delegated to Agents, no Agent shall without the prior written approval of all Banks cause or permit any modification of the Loan Papers which would (a) increase the Commitment of any Bank, (b) forgive any of the principal of or reduce the rate of interest on the Loan or any fees provided for hereunder, (c) postpone the dates fixed for payment of principal or interest on the Loan or any fees payable hereunder, including the Termination Date, (d) amend, modify or waive Sections 8.1(a),
(b) or (c) hereof, (e) change the percentage of the Total Commitment, or the number of Banks that shall be required for any of them to take any action under Section 10.5 or any other provision under this Agreement, or (f) permit either Borrower to assign any of its rights or obligations hereunder. Subject to the foregoing, each Agent shall grant such waivers, consents or approvals in favor of Borrowers as Required Banks shall direct.

     SECTION  10.4.     Consultation with Experts.   Each  Agent may consult
with legal counsel (who may be counsel for Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION  10.5.    LIABILITY OF AGENTS.    NONE OF THE AGENTS NOR ANY OF
THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR NOT TAKEN BY SUCH AGENT IN CONNECTION HEREWITH (A) WITH THE CONSENT OR AT THE REQUEST OF REQUIRED BANKS OR (B) IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION OF BANKS THAT SUCH PARTIES SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. None of the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of Borrowers, (c) the satisfaction of any condition specified in
Article V, except receipt of items required to be delivered to Administrative Agent, or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or upon any oral notice which such Agent believes will be confirmed in writing by the proper party or parties. If any Agent fails to take any action required to be taken by it under the Loan Papers after a default and within a reasonable time after being requested to do so by any Bank (after such requesting Bank has obtained the approval of such other Banks as required), such Agent shall not suffer or incur any liability as a result thereof, but such requesting Bank may request such Agent to resign, whereupon such Agent shall so resign pursuant to Section 10.9.

     SECTION 10.6.    Delegation of Duties.    Each Agent may execute any of
its duties hereunder by or through officers, directors, employees, attorneys, or agents.

     SECTION  10.7.        Indemnification.      Each Bank shall, ratably in
accordance with its Commitment Percentage, indemnify each Agent (to the extent not reimbursed by Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by Agent hereunder, including, without limitation, matters arising out of such Agent's own ordinary negligence. IT IS THE EXPRESS INTENTION OF EACH BANK THAT EACH AGENT SHALL BE INDEMNIFIED HEREUNDER FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE.

     SECTION  10.8.       Credit Decision.    Each Bank acknowledges that it
has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
     SECTION  10.9.    Successor Agent.   Each  Agent may resign at any time
that an Event of Default is continuing by giving written notice thereof to Banks and Borrowers. In addition, Borrowers may, prior to a Default, request the designation by Banks of a successor Agent. Upon any such request by Borrowers or resignation by an Agent (which, in the absence of an Event of Default, shall be made only with the consent of each Borrower), Required Banks shall have the right to appoint a successor Agent, which shall be one of the
Banks and, except during the continuance of an Event of Default, shall be approved by each Borrower, such approval to not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks, so approved by Borrowers (if necessary), and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Borrowers' request for a successor Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent (as applicable), which shall (i) be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and (ii) unless an Event of Default is continuing, be approved by each Borrower (such approval to not be unreasonably withheld). Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from
its  duties  and  obligations  hereunder.    After  any  Agent's  resignation
hereunder, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Borrowers shall be entitled to recommend a successor Agent at the time of designation of any successor Agent pursuant to this Section
10.9. Banks shall give due consideration to the successor nominated by Borrowers, but shall have no obligation to approve such nominee.


                                  ARTICLE XI

                            NATURE OF OBLIGATIONS

     SECTION 11.1. Joint and Several/Cross Guarantees. Each Borrower hereby covenants and agrees that notwithstanding any provision to the contrary contained in this Agreement or any other Loan Paper, and regardless of whether the proceeds of the Loan and Letters of Credit are utilized by TEL and its Subsidiaries other than TEC and its Subsidiaries or by TEC and its Subsidiaries, the obligations of each Borrower for the payment and performance of the Obligations shall be joint and several. In furtherance of the foregoing, each Borrower hereby absolutely and unconditionally guarantees payment and performance by the other Borrower of all liabilities and obligations of such other Borrower for the payment and performance in full of the Obligations when due.

     SECTION 11.2. Independent Recourse. In the event of any default in payment or performance of the Obligations, it shall not be necessary for any Agent or any Bank, in order to enforce payment or performance by a Borrower, first, to institute suit or exhaust its remedies against the other Borrower, to have the other Borrower joined with such Borrower in any suit brought under this Agreement or any other Loan Paper or to enforce any Agent's or any Banks' rights against any security which shall ever have been given to secure the
Obligations.    Each  Borrower  further  agrees  that  all  Banks,  in  their discretion, may compound or settle with a Borrower for such consideration as Banks may deem proper and may release a Borrower from liability hereunder, and that no such action shall impair the rights of any Agent or Banks to collect the Obligations (or the unpaid balance thereof) from the remaining Borrower.

     SECTION 11.3. Obligations not Affected. The liability of a Borrower for the payment and performance of the Obligations shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of the other Borrower, or any proceedings affecting the status, existence or assets of the other Borrower or other similar proceedings instituted by or against the other Borrower and affecting the assets of the other Borrower.


                                 ARTICLE XII

                                MISCELLANEOUS

     SECTION 12.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to any Agent or any Bank, at its address or telecopy number set forth on Schedule 1 hereto, and if given to either Borrower, at their address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to Administrative Agent, Borrowers and each Bank). Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section
12.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 12.1; provided that notices to Administrative Agent under
Article  II  or  V  shall  not  be  effective  until  received.

     SECTION 12.2. No Waivers. No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Papers.

     SECTION 12.3. Expenses; Documentary Taxes; Indemnification. (a) Borrowers shall pay (i) all reasonable out-of-pocket expenses of Administrative Agent, including reasonable fees and disbursements of special counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or supplement hereto or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Agent or any Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by any Agent or any Bank in connection therewith. Borrowers shall indemnify each Bank against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes (other than Taxes imposed on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending office is located).

          (b) Borrowers agree to indemnify each Agent and each Bank and hold each Agent and each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and each Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank or by any Agent relating to or arising out of (i) the existence of this Agreement or any of the Loan Papers, including the performance by Borrowers, any Agent or any Bank of its obligations hereunder, (ii) any transactions contemplated hereby or by any of the other Loan Papers, (iii) the exercise of any rights or remedies by any Agent or any Bank under this Agreement or applicable Law following any Default or Event of Default hereunder or (iv) any actual or proposed use of proceeds of the Loan or Letters of Credit hereunder; provided that none of the Agents nor any Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, IT BEING THE EXPRESS INTENTION OF BORROWERS THAT EACH BANK AND EACH AGENT SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE.

     SECTION  12.4.    Right  and  Sharing  of Set-Offs.  (a)     Upon the
occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of either Borrower against any and all of the Obligations of either Borrower now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Bank agrees promptly to notify Borrowers after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 12.4(a) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

          (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by Banks shall be shared by Banks ratably; provided that nothing in this
Section 12.4 shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrowers other than their indebtedness under the Notes. Borrowers agree, to the fullest extent they may effectively do so under applicable Law, that any holder of a participation in a Note may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrowers in the amount of such participation. Except as expressly provided otherwise herein, the proportionate share of principal, interest, fees and other amounts to which a Bank is entitled hereunder is based on its Commitment Percentage.

     SECTION  12.5.    Amendments  and  Waivers.    Any  provision  of  this
Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrowers and Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (a) increase the Commitment of any Bank, (b) forgive any of the principal of or reduce the rate of interest on the Loan or any fees provided for hereunder, (c) postpone the dates fixed for payment of principal or interest on the Loan or any fees payable hereunder, including the Termination Date, (d) amend, modify or waive Sections 8.1(a), (b) or (c),
(e) change the percentage of the Total Commitment or the number of banks that shall be required for any of them to take any action under this Section 12.5 or any other provision under this Agreement, or (f) permit either Borrower to assign any of its rights of obligations hereunder.

     SECTION 12.6. Survival. All representations, warranties and covenants made by Borrowers herein or in any certificate or other instrument delivered by them or in their behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Loan (or any part thereof), regardless of any investigation made by or on behalf of Banks.

     SECTION 12.7. Limitation on Interest. Regardless of any provision contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrowers and Banks shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrowers the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

     SECTION  12.8.      Invalid Provisions.    If any provision of the Loan
Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 12.9.    Waiver of Consumer Credit Laws.    Pursuant to Article
15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrowers agree that such Chapter 15 shall not govern or in any manner apply to the Loans.

     SECTION  12.10.        Successors and Assigns.  (a)     Each Loan Paper
binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. Neither Borrower shall assign or transfer any rights or obligations under any Loan Paper without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void. No Bank may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clauses (b) or (c) below.

          (b) Any Bank may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligations. The selling Bank remains a "Bank" under the Loan Papers, the Participant does not become a "Bank" under the Loan Papers, and the selling Bank's obligations under the Loan Papers remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Papers. Borrowers and each Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank's rights and obligations under the Loan Papers, and each Bank must retain the sole right and responsibility to enforce due obligations of Borrowers. Participants have no rights under the Loan Papers except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of Sections
3.3 and 3.4 and Article IV with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrowers are not obligated to pay any amount in excess of the amount that would be due to that Bank under Sections 3.3, 3.4, and Article IV calculated as though no participations have been made. No Bank may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Paper except as to matters requiring the
approval  of  all  Banks  as  set  forth  in  Section    12.5.

          (c) Each Bank may make assignments to the Federal Reserve Bank. Each Bank may also assign to one or more assignees (each an "Assignee") all or any part of its rights and obligations under the Loan Papers so long as
(i)    the  assignor  Bank  and Assignee execute and deliver to Administrative
Agent and Borrowers for their consent and acceptance (that may not be unreasonably withheld) an assignment and assumption agreement in substantially the form of Exhibit I (an "Assignment and Assumption Agreement") and, pay
to Administrative Agent a processing fee of $3,000, and (ii) the conditions for that assignment set forth in the applicable Assignment and Assumption
Agreement are satisfied. The "Effective Date" in each Assignment and Assumption Agreement must (unless a shorter period is agreeable to Borrowers and Administrative Agent) be at least five (5) Domestic Business Days after it is executed and delivered by the assignor Bank and the Assignee to Administrative Agent and each Borrower for acceptance. Once that Assignment and Assumption Agreement is accepted by each Agent and each Borrower, then, from and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Bank under the Loan Papers, (ii) the assignor Bank, to the extent provided in that Assignment and Assumption Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of the assignor Bank's rights and obligations under the Loan Papers, that Bank ceases to be a party to the Loan Papers,
(iii) Borrowers shall execute and deliver to the assignor Bank and the Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Bank shall return to Borrowers all Notes previously delivered to that Bank under this Agreement, and (v) Schedule 1 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrowers and Banks an
amended  Schedule    1  reflecting  those  changes.

     SECTION  12.11.        TEXAS  AND  UNITED  STATES  FEDERAL LAW.    THIS
AGREEMENT AND EACH NOTE AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

     SECTION 12.12. Consent to Jurisdiction; Waiver of Immunities. (a) Each Borrower hereby irrevocably submits to the jurisdiction of any Texas
State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Each Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 350 N. St. Paul, Dallas, Texas 75201, as its agent to receive on behalf of each Borrower proper service of copies of the summons and complaint and any other process which may be made by mailing or delivering a copy of such process to each Borrower (as applicable) in care of the Process Agent at the Process Agent's above address, and each Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on their behalf. As an alternative method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to each Borrower at its respective address specified in Section 12.1. Each Borrower agree that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section 12.12 shall affect any right of Banks to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against any Borrower or any of their Subsidiaries or their properties in the courts of any other jurisdictions.

          (c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

     SECTION 12.13.    Counterparts; Effectiveness.    This Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

     SECTION  12.14.        No Third Party Beneficiaries.    It is expressly
intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 12.10(b).

     SECTION 12.15. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS AND BORROWERS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANKS, AGENTS AND BORROWERS.

     SECTION 12.16. WAIVER OF JURY TRIAL. BORROWERS, BANKS AND AGENTS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

BORROWERS:

TRITON  ENERGY  LIMITED,
a  Cayman  Islands  company


By:
     Peter  Rugg,
     Senior  Vice  President  and  Chief  Financial  Officer

Address  for  Notice:
Caledonian  House
Mary  Street
P.O.  Box  1043
Georgetown,  Grand  Cayman
Cayman  Islands

with  a  copy  to:

Triton  Exploration  Services,  Inc.
6688  N.  Central  Expressway,  Suite  1400
Dallas,  Texas  75206
Attn:  Treasurer
Telecopy  No.  (214)  691-0597


TRITON  ENERGY  CORPORATION,
a  Delaware  corporation



By:
     Peter  Rugg,
     Vice  President

Address  for  Notice:

Triton  Exploration  Services,  Inc.
6688  N.  Central  Expressway,  Suite  1400
Dallas,  Texas  75206
Attn:  Treasurer
Telecopy  No.  (214)  691-0597


BANKS:

NATIONSBANK  OF  TEXAS,  N.A.



By:
Name:
Title:

BARCLAYS  BANK  PLC



By:
Name:
Title:

THE  CHASE  MANHATTAN  BANK



By:
Name:
Title:

MEESPIERSON  N.V.



By:
Name:
Title:

SOCIETE  GENERALE  SOUTHWEST  AGENCY



By:
Name:
Title:


ADMINISTRATIVE  AGENT:

NATIONSBANK  OF  TEXAS,  N.A.


By:
Name:
Title:

DOCUMENTARY  AGENT:

BARCLAYS  BANK  PLC



By:
Name:
Title:

CO-AGENTS:

MEESPIERSON  N.V.



By:
Name:
Title:

THE  CHASE  MANHATTAN  BANK



By:
Name:
Title:

                                  SCHEDULE 1



                            FINANCIAL INSTITUTIONS






BANKS                       COMMITMENT AMOUNT   COMMITMENT   ALLOCATED SHARE OF
--------------------------  ------------------  -----------  -------------------

                                                PERCENTAGE   CLOSING FEE
                                                -----------  -------------------
NationsBank of Texas, N.A.  $       32,500,000       26.00%  $           162,500
Barclays Bank PLC           $       32,500,000       26.00%  $           162,500
MeesPierson N.V.            $       25,000,000       20.00%  $            87,500
The Chase Manhattan Bank    $       25,000,000       20.00%  $            87,500
Societe Generale Southwest  $       10,000,000        8.00%  $            20,000
Agency
TOTALS:                     $      125,000,000         100%  $           520,000
--------------------------  ------------------  -----------  -------------------








                                    DOMESTIC                        EURODOLLAR
BANKS                               LENDING OFFICE                  LENDINGOFFICE                   ADDRESS FOR NOTICE
----------------------------------  ------------------------------  ------------------------------  ------------------------------
NationsBank of Texas, N.A.          901 Main Street, 64th Floor     901 Main Street, 64th Floor     901 Main Street, 64th Floor
  N.A.                              Dallas, Texas 75202             Dallas, Texas 75202             Dallas, Texas 75202
                                    Fax No. (214) 508-1285          Fax No. (214) 508-1285          Fax No. (214) 508-1285
Barclays Bank PLC                   222 Broadway, 11th Floor        222 Broadway, 11th Floor        222 Broadway, 11th Floor
                                    New York, NY 10038              New York, NY 10038              New York, NY 10038
                                    Fax No. (212) 412-7585          Fax No. (212) 412-7585          Fax No. (212) 412-7585
MeesPierson N.V.                    Loan Administration             Loan Administration             300 Crescent Court, Suite 1660
                                    Coolsingel 93                   Coolsingel 93                   Dallas, Texas 75201
                                    P.O. Box 749                    P.O. Box 749                    Attn: Yolanda Dittmar
                                    3000 AS Rotterdam               3000 AS Rotterdam  and Darrell W. Holley
                                    The Netherlands                 The Netherlands                 Fax No. (214) 871-6870
                                    Attn: Mr. Pim de Herr           Attn: Mr. Pim de Herr
                                    Fax No. (011) 31-10-401-6118    Fax No. (011) 31-10-401-6118

                                    with a copy to:                 with a copy to:
                                    300 Crescent Court, Suite 1660  300 Crescent Court, Suite 1660
                                    Dallas, Texas 75201             Dallas, Texas 75201
                                    Attn: Yolanda Dittmar and       Attn: Yolanda Dittmar and
                                    Darrell W. Holley               Darrell W. Holley
                                    Fax No. (214) 871-6870          Fax No. (214) 871-6870
The Chase Manhattan Bank            140 E. 45th Street, 29th Floor  140 E. 45th Street, 29th Floor  140 E. 45th Street, 29th Floor
                                    New York, NY 10017              New York, NY 10017              New York, NY 10017
                                    Attn: Lynette Lang              Attn: Lynette Lang              Attn: Lynette Lang
                                    Fax No. (212) 622-0136          Fax No. (212) 622-0136          Fax No. (212) 622-0136
Societe Generale, Southwest Agency  2001 Ross Avenue, Suite 4800    2001 Ross Avenue, Suite 4800    2001 Ross Avenue, Suite 4800
                                    Dallas, Texas 75201             Dallas, Texas 75201             Dallas, Texas 75201
                                    Attn: Molly Franklin            Attn: Molly Franklin            Attn: Molly Franklin
                                    Fax No. (214) 979-1104          Fax No. (214) 979-1104          Fax No. (214) 979-1104
                                    ------------------------------  ------------------------------  ------------------------------


Administrative  Agent  -  Address:

NationsBank  of  Texas,  N.A.
901  Main  Street,  64th  Floor
Dallas,  Texas  75202
Attn:  Denise  Smith
Fax  No.  (214)  508-1285

Documentary  Agent  -  Address:

Barclays  Bank  PLC
222  Broadway,  11th  Floor
New  York,  New  York  10038
Attn:  Les  Bek
Fax  No.  (212)  412-7585

Co-Agents'  Addresses:

The  Chase  Manhattan  Bank
One  Chase  Manhattan  Plaza
New  York,  New  York  10081
Attn:  Ronald  Potter
Fax  No.  (212)  552-3263

with  a  copy  to:

Texas  Commerce  Bank  National  Association
2200  Ross  Avenue,  3rd  Floor
Dallas,  Texas  75201
Attn:  Donna  German
Fax  No.  (214)  965-2389

MeesPierson  N.V.                              with a copy to:
Loan  Administration                           MeesPierson N.V.
Coolsingel                                     300 Crescent Court,  Suite 1660
P.O.  Box  749                                 Dallas, Texas 75201
3000  AS  Rotterdam                            Attn: Darrell W. Holley
The  Netherlands                               Fax No. (214) 871-6870
Attn:  Pim  de  Heer
Fax  No.  (011)  31-10-401-6118


                                 EXHIBIT A

                                     NOTE

$_______________Dallas,                          Texas_______________,  1996

     FOR VALUE RECEIVED, the undersigned, Triton Energy Limited, a Cayman Islands company, and Triton Energy Corporation, a Delaware corporation (collectively, "Maker"), each hereby jointly and severally promise to pay to the order of [Name of Bank or Lending Office] ("Payee"), at the offices of NationsBank of Texas, N.A., as Administrative Agent (herein so called), at 901 Main Street, 64th Floor, Dallas, Texas 75202, for Payee and the other Banks hereinafter described, the principal sum of [Amount of such Bank's Commitment] ($___________________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

     This Note has been executed and delivered pursuant to, and is subject to and governed by, that certain Credit Agreement dated as of August ___, 1996 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among each Maker, Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, and the financial institutions listed on Schedule 1 thereto as Banks and is one of the "Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     Each Maker jointly and severally promises to pay the principal balance of this Note at the times and in the amounts required by the Agreement. Each Maker also jointly and severally promises to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates and at the times provided in the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest therein shall be due and payable in full on the Termination Date.

     Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

     Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this
Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to either Maker.

                              TRITON  ENERGY  LIMITED,
                              a  Cayman  Islands  company


                              By:
                                   Peter  Rugg,
                                   Senior  Vice  President  and
                                   Chief  Financial  Officer


                              TRITON  ENERGY  CORPORATION,
                              a  Delaware  corporation


                              By:
                                   Peter  Rugg,
                                   Vice  President



                          ADVANCES, MATURITIES, AND
                      PAYMENTS OF PRINCIPAL AND INTEREST





           Payee's
           Commitment  Expiration  Rate of
           Percentage  of          Interest       Amount of  Amount of  Unpaid
Borrowing  of          Interest    Applicable to  Principal  Interest   Principal  Notation
Date       Borrowing   Period      Tranche        Paid       Paid       Balance    Made By
---------  ----------  ----------  -------------  ---------  ---------  ---------  --------

























                                  EXHIBIT B

                           SUBORDINATION AGREEMENT

     This Subordination Agreement (this "Agreement") is executed this ___ day of ___________, 199__, by and among [NAME OF TEL/TEC SUBSIDIARY] a _______ corporation (hereinafter "Subsidiary"), the financial institutions listed under the designation "Banks" on the signature pages hereto ("Banks") and NationsBank of Texas, N.A., as Administrative Agent for Banks pursuant to the Credit Agreement (as herein defined).

                              W I T N E S E T H:

     WHEREAS, Subsidiary is, directly or indirectly, a wholly-owned subsidiary of [TRITON ENERGY LIMITED, A CAYMAN ISLANDS COMPANY ("TEL")] [TRITON ENERGY CORPORATION, A DELAWARE CORPORATION ("TEC")]; and

     WHEREAS, [TEL] [TRITON ENERGY LIMITED, ("TEL")] AND [TEC] [TRITON ENERGY CORPORATION ("TEC")], as Borrowers (referred to herein collectively as "Borrowers"), NationsBank of Texas, N.A., as Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, and Banks, are parties to that certain Credit Agreement dated as of August ___, 1996, pursuant to which Banks have agreed to provide Borrowers with a revolving credit facility, all on the terms more particularly set forth therein (such Credit Agreement, as the same may have been or may hereafter be modified, amended, renewed, extended, supplemented or restated, is hereinafter referred to as the "Credit Agreement"; unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, it is contemplated that Subsidiary may make loans, advances and other extensions of credit from time to time to Borrowers, and Borrowers may otherwise incur liabilities and obligations to Subsidiary (all loans, advances, debts, liabilities and obligations of every nature which may now, or at any time hereafter, be owed by either Borrower to Subsidiary are collectively referred to herein as the "Subordinate Obligations"); and

     WHEREAS, pursuant to the Credit Agreement, Borrowers are prohibited from incurring debts, liabilities and obligations to Subsidiary unless such debts, liabilities and obligations are subordinated to the Obligations on the terms set forth herein.

     NOW, THEREFORE, in order to comply with the terms of the Credit Agreement and recognizing the valuable benefits to be derived by Subsidiary as a result of such compliance and as a result of the extensions of credit which may be made by Banks to Borrowers from time to time, Subsidiary hereby agrees with Banks and Administrative Agent as follows:

1. Subordination Generally;Payment Prohibited. The Subordinate Obligations shall be subordinate, junior and inferior in right of payment to the prior payment in full of the Obligations. For so long as a Default or Event of Default has occurred and is continuing, Borrowers shall be prohibited from making, and Subsidiary shall be prohibited from receiving, any payment whatsoever on account of the Subordinate Obligations.

2. Subordinate Obligations Unsecured. Subsidiary hereby represents and warrants to Administrative Agent and each Bank that the Subordinate Obligations are not secured by any Lien encumbering any asset of either Borrower or any asset of any Subsidiary of either Borrower. For so long as a Default or Event of Default has occurred and is continuing, Subsidiary shall be prohibited from accepting, and Borrowers and each of their respective affiliates shall be prohibited from granting a Lien on any of their respective assets to secure the Subordinate Obligations.

3. Insolvency Proceedings. Upon any distribution of assets of either Borrower pursuant to or during (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Borrower or its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of such Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Borrower (any such case, proceeding, receivership, liquidation, reorganization, liquidation, dissolution, winding up or assignment of the type described in the preceding clauses (a), (b) or (c) is referred to herein as a "Proceeding"), then in the event of any such Proceeding, Banks shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Obligations, or provision shall be made for such payment in money or money's worth, before Subsidiary shall be entitled to receive any payment of any type on account of the Subordinate Obligations, and to that end Banks shall be entitled to receive, for application to the payment of the Obligations, any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Borrower being subordinated to the payment of the Subordinate Obligations) which may be payable or deliverable in respect of the Subordinate Obligations in any such Proceeding. Subsidiary irrevocably authorizes and empowers Administrative Agent on behalf of Banks, to demand, sue for, collect and receive any such payment or distribution and to receipt therefor, and to file and vote all such claims and take all such action, in the name of Subsidiary or otherwise, as Administrative Agent may determine to be necessary or appropriate for the enforcement of these subordination provisions or the enforcement and collection of the Subordinate Obligations. Subsidiary will also execute and deliver such further instruments confirming such authorizations and such powers of attorney, proofs of claim, assignments of claim, and other instruments as may be requested by Administrative Agent in order to enable Administrative Agent to enforce, on behalf of Banks any and all claims of or in respect of the Subordinate Obligations. In the event that, notwithstanding the foregoing provisions of this paragraph, Subsidiary shall have received any payment or distribution of assets of such Borrower of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Borrower being subordinated to the payment of Subordinate Obligations) before all Obligations are paid in full or payment thereof provided for, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Borrower for application to the payment of all Obligations remaining unpaid, to the extent necessary to pay all Obligations in full, after giving effect to any concurrent payment or distribution to or for the holders of the Obligations.

4. Remedial Standstill. Notwithstanding any other provision of this Agreement to the contrary, until the Obligations are finally and indefeasibly paid in full and all obligations of Banks and any Agent under the Credit Agreement are terminated, Subsidiary shall be prohibited from taking any action towards the collection of the Subordinate Obligations or the payment of any other amounts in respect of the Subordinate Obligations. Without limiting the foregoing, during any such period, Subsidiary shall be prohibited from directly or indirectly, (a) accelerating the maturity of the Subordinate Obligations, (b) suing for the collection or enforcement of the Subordinate Obligations (including, without limitation, the commencement or joining with any other creditors of either Borrower in the commencement of any bankruptcy, reorganization, receivership or insolvency proceeding against such Borrower), or (c) exercising any right of set off for the collection of any amounts due in respect of the Subordinate Obligations.

5. Subrogation. Subject to the payment in full of all Obligations, Subsidiary shall be subrogated to the extent of the payments or distributions made to Banks or Administrative Agent for the benefit of Banks pursuant to the provisions of any document, instrument or agreement evidencing or otherwise pertaining to the Subordinate Obligations (and pursuant to this Agreement) to the rights of Banks to receive payments or distributions of cash, property or securities applicable to the Obligations until the Subordinate Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to Banks (or to Administrative Agent on behalf of Banks) of any cash, property or securities to which Subsidiary would be entitled except for the provisions of this Agreement and no payments over pursuant to the provisions of this Agreement to Banks (or to Administrative Agent on behalf of Banks) by Subsidiary shall, as between either Borrower or its creditors other than Banks and Subsidiaries, be deemed to be a payment or distribution by such Borrower to or on account of the Subordinate Obligations.

6. Parties in Interest. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of Subsidiary, on the one hand, and Administrative Agent and Banks, on the other hand; provided that this Agreement shall inure to the benefit of the successors and assigns of Administrative Agent and Banks, including, without limitation, any subsequent holder of all or any part of the Obligations. Nothing contained in this Agreement is intended to or shall impair, as between either Borrower, its creditors other than Subsidiary on the one hand and Administrative Agent and Banks on the other hand, and their successors and assigns (including, without limitation, any subsequent holder of all or any part of the Obligations), the obligation of such Borrower, which is absolute and unconditional, to pay to Subsidiary the Subordinate Obligations as and when the same shall become due and payable in accordance with their terms. Nothing in this Agreement is intended to or shall affect the relative rights against Borrowers and Subsidiary on the one hand and creditors of Borrowers other than Administrative Agent and Banks on the other hand, and their successors and assigns (including, without limitation, any subsequent holder of all or any part of the Obligations).

7. Rights Not Impaired. No right of Administrative Agent or any Bank to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of either Borrower or by any act or failure to act, in good faith, by Administrative Agent or any Bank, or by any noncompliance by either Borrower or Subsidiary with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof Administrative Agent or any Bank may have or be otherwise charged with.

8.          Disgorged  Payments.    To the extent any payment of Obligations
(whether by or on behalf of either Borrower, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any applicable bankruptcy or insolvency law, then, if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

9. Modifications and Amendments to Obligations. Banks may, without notice to Subsidiary, at any time, in their sole discretion, renew, extend, amend, restructure, waive, compromise or otherwise change the terms of the Obligations, the Credit Agreement and the other Loan Papers and release any obligor on or collateral for the Obligations without in any way altering or affecting any of the rights of Administrative Agent and Banks under this Agreement.

10. Payments Held in Trust. If, notwithstanding the provisions hereof, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by Subsidiary at any time that payment to or receipt by Subsidiary is prohibited hereunder, Subsidiary shall hold all payments received in contravention of the terms hereof in trust for the benefit of, and shall immediately pay the same over or deliver or transfer the same to, Administrative Agent for the benefit of Banks for application to the Obligations until all Obligations have been paid in full.

11. Legend. Subsidiary shall cause each promissory note, bond or other instrument evidencing all or any part of the Subordinate Obligations to be inscribed with a legend substantially in form and substance as follows:

     THE RIGHTS, TITLE AND INTERESTS OF ANY HOLDER OF THIS INSTRUMENT ARE SECONDARY, SUBORDINATE AND INFERIOR TO THE RIGHTS, TITLE AND INTERESTS OF THE HOLDERS OF THE "OBLIGATIONS" UNDER AND AS DEFINED IN THAT CERTAIN CREDIT AGREEMENT DATED AS OF AUGUST __, 1996, BY AND AMONG TRITON ENERGY CORPORATION, TRITON ENERGY LIMITED, NATIONSBANK OF TEXAS, N.A. AS ADMINISTRATIVE AGENT,
BARCLAYS BANK PLC, AS DOCUMENTARY AGENT, MEESPIERSON N.V. AND THE CHASE MANHATTAN BANK AS CO-AGENTS AND CERTAIN FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO AS "BANKS," AS THE SAME MAY BE MODIFIED, AMENDED, RENEWED, EXTENDED, RESTATED OR REPLACED FROM TIME TO TIME

12. Continuing Agreement. This is a continuing Agreement and will remain in full force and effect until all of the Obligations have been fully paid, performed and satisfied and until all financing agreements among Agents, Banks and Borrowers have been terminated. In the event following such termination and payment in full, any payment of the Obligations is rescinded or must otherwise be returned by Administrative Agent or any Bank (including under circumstances contemplated by Section 8 hereof), this Agreement will be deemed to be reinstated.

13. Assignment of Subordinate Obligations Prohibited. Subsidiary shall not assign, syndicate, participate to any other person, pledge, encumber or subordinate all or any part of the Subordinate Obligations except to any other Subsidiary of TEL and only if the assignee assumes all of Subsidiary's rights under this Agreement.

14. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given, if to Administrative Agent, any Bank or either Borrower, at the address or telecopy number set forth in the Credit Agreement, and if given to Subsidiary, at their address or telecopy number set forth on the signature pages of this Agreement (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to Administrative Agent, Borrowers, Subsidiary and each Bank). Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 15.

16. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto.

17. No Waiver. No course of dealing between or among Administrative Agent, Banks, Subsidiary and Borrowers, nor any failure to exercise, nor any delay in exercising on the part of Administrative Agent or Banks of any right hereunder or under the Credit Agreement or the other Loan Papers shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

18.          COMPLETE  AGREEMENT.   THIS AGREEMENT AND THE OTHER LOAN PAPERS
COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS AND SUBSIDIARY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS AND SUBSIDIARY. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANKS, AGENT AND SUBSIDIARY.

19.          WAIVER  OF  JURY  TRIAL.    SUBSIDIARY, AGENTS AND BANKS HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.


                              SUBSIDIARY:

                              [NAME  OF  TEL/TEC  SUBSIDIARY]
                              a  _______________  corporation

                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________



                              Address  for  Notice:
                              _________________________________________
                              _________________________________________
                              _________________________________________
                              Attn:     ___________________________________
                              Telecopy  No.:_____________________________

                              BANKS:

                              NATIONSBANK  OF  TEXAS,  N.A.


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________

                              BARCLAYS  BANK  PLC


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________


                              MEESPIERSON  N.V.


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________


                              THE  CHASE  MANHATTAN  BANK


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________


                              SOCIETE  GENERALE,  SOUTHWEST  AGENCY


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________

                              ADMINISTRATIVE  AGENT:

                              NATIONSBANK  OF  TEXAS,  N.A.

                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________


     Borrowers have executed this Agreement in the spaces indicated below for purposes of evidencing their agreement to comply with each and every covenant contained in this Agreement applicable to Borrowers.


                              BORROWERS:

                              TRITON  ENERGY  LIMITED,
                              a  Cayman  Islands  company


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________



                              TRITON  ENERGY  CORPORATION,
                              a  Delaware  corporation


                              By:          ___________________________________
                              Name:        ___________________________________
                              Title:       ___________________________________

                                 EXHIBIT C

                                   GUARANTY


     THIS GUARANTY (this "Guaranty") is dated as of the ___ day of ____, 199__, by Triton Energy Corporation, a Delaware corporation ("Guarantor"), pursuant to Section 2.12 of that certain Credit Agreement dated as of August _____, 1996, by and among Triton Energy Limited, a Cayman Islands company ("TEL"), Guarantor, NationsBank of Texas, N.A., as Administrative Agent,
Barclays  Bank  PLC,  as  Documentary  Agent,  MeesPierson  N.V. and The Chase
Manhattan  Bank,  as  Co-Agents,  and  the financial institutions described on
Schedule 1 thereto as Banks (the "Credit Agreement"). Unless otherwise defined herein or the context clearly requires otherwise, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement. This Guaranty is executed by Guarantor in favor of Banks and each of their successors and permitted Assignees (Banks and each of their successors and permitted Assignees are collectively referred to herein as "Noteholders").


                            W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, Banks have (i) made a revolving credit loan to TEL, and (ii) participated in and agreed to issue and participate in Letters of Credit issued on behalf of TEL and its Subsidiaries;

     WHEREAS, pursuant to Section 2.13 of the Credit Agreement, TEC may, at the request of Borrowers, be recharacterized as a guarantor of the Obligations rather than a Borrower under the Credit Agreement and other Loan Papers (the "Recharacterization");

     WHEREAS, to evidence and effect the Recharacterization, TEL, Guarantor, Banks and Agents have entered into that certain [Amendment to Credit Agreement] (the "Amendment") of even date herewith;

     WHEREAS, it is a condition precedent to the Recharacterization of Guarantor as a guarantor pursuant to Section 2.13 of the Credit Agreement, that Guarantor execute and deliver this Guaranty; and

     WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Recharacterization.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that TEL will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof).

     2. If Guarantor is or becomes liable for any indebtedness owing by TEL to Noteholders by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by Noteholders of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     3. In the event of default by TEL in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders at Administrative Agent's office as set forth in the Credit Agreement, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against TEL or others liable on such Obligations, to have TEL joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event Noteholders elect to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

     4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

     5. Each payment on the Obligations shall be deemed to have been made by TEL unless express written notice is given to Administrative Agent at the time of such payment that such payment is made by Guarantor as specified in such notice.

     6. If all or any part of the Obligations at any time are secured, Guarantor agrees that Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Papers executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if TEL executes in favor of Noteholders any collateral agreement, mortgage or other security instrument, the exercise by Noteholders of any right or remedy thereby conferred on Noteholders shall be wholly discretionary with Noteholders, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that neither Noteholders nor any Agent shall be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof.

     7. Guarantor agrees that Noteholders, in their discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as the Noteholders may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Noteholders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

     8. Guarantor represents and warrants to Noteholders that (i) Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty, (iii) this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws, and (iv) no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof
delivered  to  Noteholders).   As used in Paragraph 1 and in this Paragraph
8, "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, it will at all times perform and observe each and every covenant and agreement applicable to TEL contained in the Credit Agreement and the other Loan Papers.

     10. This Guaranty is for the benefit of the Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon Guarantor and its successors and assigns.

     11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Required Banks, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12. No provision herein or in any promissory note, instrument or any other Loan Paper executed by TEL or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this paragraph shall govern, and neither TEL nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Papers executed by TEL or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

     13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

     14. (a) The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of TEL, or any proceedings affecting the status, existence or assets of TEL or other similar proceedings instituted by or against TEL and affecting the assets of TEL.

          (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Agent that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve TEL of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Obligations are paid by TEL, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

     15. Guarantor understands and agrees that any amounts of Guarantor on account with any Noteholder may be offset to satisfy the obligations of Guarantor hereunder.

     16. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by TEL to Guarantor to the Obligations evidenced by the Credit Agreement and agrees after the occurrence of a Default under the Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default under the Credit Agreement, not to permit TEL to repay, or to accept payment from TEL of, such indebtedness or any part thereof without the prior written consent of Noteholders.

     17. Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against TEL, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

     18. As of the date hereof, the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

     19. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     20. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any Texas state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with this Guaranty or any of the Loan Papers brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Guarantor hereby irrevocably waives any claim that any Litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office at __________________________________________. Guarantor irrevocably agrees that any legal proceeding against Noteholders shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the right of Noteholders to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. As used herein, the term "Litigation" means any proceeding, claim, lawsuit or investigation (i) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing, or (ii) pending before any public or private arbitration board or panel.

          (b) Nothing in this Paragraph 20 shall affect any right of the Noteholders to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against Guarantor in the courts of any other jurisdictions.

          (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

     21. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG NOTEHOLDERS, AGENTS, TEL AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE NOTEHOLDERS, AGENTS, TEL AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN NOTEHOLDERS, AGENTS, TEL AND GUARANTOR.

     22. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AGENTS AND NOTEHOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     23. THIS GUARANTY AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.


     EXECUTED  and  effective  as  of  the  date  first  above  written.


                                   GUARANTOR:

                                   TRITON  ENERGY  CORPORATION



                                   By:
                                        Peter  Rugg,
                                        Vice  President

                                 EXHIBIT D

                            REQUEST FOR BORROWING


     Reference is made to that certain Credit Agreement dated as of August __, 1996, (as from time to time amended, the "Agreement") by and among Triton Energy Limited, a Cayman Islands company, and Triton Energy Corporation, a Delaware corporation, as Borrowers (collectively, "Borrowers"), NationsBank of Texas, N.A., as Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrowers hereby request a Borrowing in the amount of $_____________ to be advanced on,.

     Borrowers request that the Borrowing to be made hereunder be [AN ADJUSTED BASE RATE BORROWING] [A EURODOLLAR BORROWING] and, in the case of a Eurodollar Borrowing, with an Interest Period as set forth below:


   Type  of  Borrowing          Aggregate Amount        Interest Period

   ___________________          ________________        _______________

   ___________________          ________________        _______________

   ___________________          ________________        _______________



     Each Borrower and the Authorized Officer of each Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of such Borrower as indicated below such officer's signature hereto.

          (b) The representations and warranties of each Borrower set forth in the Agreement and the Loan Papers are true and correct on and as of the date hereof, and will be true and correct on the date the Borrowing requested hereby is to be made.

          (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any Default or Event of Default exist upon Borrowers' receipt and application of the Borrowing requested hereby.

          (d) No event has occurred and no condition exists which has had or which is reasonably expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, this instrument is executed as of, 19.


                              TRITON  ENERGY  LIMITED,
                              a  Cayman  Islands  company


                              By:          ___________________________________
                                   Peter  Rugg,
                                   Senior  Vice  President  and
                                   Chief  Financial  Officer


                              TRITON  ENERGY  CORPORATION,
                              a  Delaware  corporation


                              By:          ___________________________________
                                   Peter  Rugg,
                                   Vice  President

                                 EXHIBIT E

                         REQUEST FOR LETTER OF CREDIT

     Reference is made to that certain Credit Agreement dated as of August __, 1996 (as from time to time amended, the "Agreement"), by and among Triton Energy Limited, a Cayman Islands company ("TEL"), and Triton Energy Corporation, a Delaware corporation ("TEC"), as Borrowers (collectively, "Borrowers"), NationsBank of Texas, N.A., as Administrative Agent
("Administrative Agent"), Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, and certain other Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     Pursuant to the terms of the Agreement, Borrowers hereby request ____________ ("Issuer") to issue a Letter of Credit for the account of [TEC] [TEL] or _______________________, a Subsidiary of [TEC] [TEL], as follows:

          Type  of  Commitment:

          Requested  Amount                              $
          Requested  Date  of  Issuance
          Requested  Expiration  Date
          Summary  of  Terms
          (provide  a  brief  description
          of  conditions  under  which  the
          drafts  under  such  Letter  of
          Credit  are  to  be  available)
          Beneficiary  (Name/Address)




          Account  Party

     Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Issuer which is attached hereto and which has been duly executed and delivered by each Borrower and _______________.

     Each Borrower and the Authorized Officer of each Borrower signing this instrument hereby certify that:

     (a) Such officer is the duly elected, qualified and acting officer of such Borrower as indicated below such officer's signature hereto.

     (b) The representations and warranties of each Borrower set forth in the Agreement and the other Loan Papers are true and correct on and as of the date hereof, and will be true and correct on the date the Letter of Credit requested hereby is to be issued.

     (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby.

     (d) No event has occurred and no condition exists which has had or which is reasonably expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, this instrument is executed as of ________________, 19__.


                              TRITON  ENERGY  LIMITED,
                              a  Cayman  Islands  company


                              By:          ___________________________________
                                   Peter  Rugg,
                                   Senior  Vice  President  and
                                   Chief  Financial  Officer


                              TRITON  ENERGY  CORPORATION,
                              a  Delaware  corporation


                              By:          ___________________________________
                                   Peter  Rugg,
                                   Vice  President

                                 EXHIBIT F

                               ROLLOVER NOTICE

     Reference is made to that certain Credit Agreement dated as of August __, 1996 (as from time to time amended, the "Agreement"), by and among Triton Energy Limited, a Cayman Islands company, and Triton Energy Corporation, a Delaware corporation, as Borrowers ("Borrowers"), NationsBank of Texas, N.A., as Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     - Reference is hereby made to the existing Eurodollar Tranche outstanding under the Loan in the amount of $_______________ which is subject to an Interest Period expiring on _________________, 199__. Borrowers hereby request that on the expiration of such Interest Period the portion of the principal of such Loan which is subject to such Tranche be made the subject of __ an Adjusted Base Rate Tranche or __ a Eurodollar Tranche having an Interest Period of ____ months.

     - Borrowers hereby request that on __________________, 199__, a portion of the principal of the Loan in the amount of $_______________ which is currently the subject of an Adjusted Base Rate Tranche be made the subject of a Eurodollar Tranche having an Interest Period of _____ months.

     Each Borrower and the Authorized Officer of each Borrower signing this instrument hereby certify that:

     (a) Such officer is the duly elected, qualified and acting officer of such Borrower as indicated below such officer's signature hereto;

     (b) The representations and warranties of each Borrower set forth in the Agreement and the Loan Papers are true and correct on and as of the date hereof, and will be true and correct on the date the action requested herein is taken;

     (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any Default or Event of Default exist upon the date the action requested herein is taken; and

     (d) No event has occurred and no condition exists which has had or which is reasonably expected to have a Material Adverse Effect.

     IN  WITNESS  WHEREOF,  this  instrument  is  executed  as  of,  19.


                                   TRITON  ENERGY  LIMITED,
                                   a  Cayman  Islands  company


                                   By:
                                        Peter  Rugg,
                                        Senior  Vice  President  and
                                        Chief  Financial  Officer


                                   TRITON  ENERGY  CORPORATION,
                                   a  Delaware  corporation


                                   By:
                                        Peter  Rugg,
                                        Vice  President

                                 EXHIBIT G

                             SOLVENCY CERTIFICATE


     This Solvency Certificate ("Certificate") is executed and delivered as of the 30th day of August, 1996, by Peter Rugg, not in his individual capacity,  but  solely  in  his  capacity  as  Senior Vice President and Chief
Financial Officer of Triton Energy Limited, a Cayman Islands company ("TEL"), and Vice President of Triton Energy Corporation, a Delaware
corporation  ("TEC").    This  Certificate  is delivered pursuant to Section
5.1(a)(vii) of that certain Credit Agreement dated as of August 30, 1996 by and among TEL, TEC, NationsBank of Texas, N.A., as Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase
Manhattan  Bank,  as  Co-Agents,  and  the financial institutions set forth on
Schedule 1 thereto as Banks (the "Credit Agreement") (unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement). In connection with my execution and delivery of this certificate I have reviewed and relied upon that certain Appraisal Report prepared as of December 31, 1995 by DeGolyer and MacNaughton setting forth an engineering and economic analysis of the Colombian Assets.

     In order to induce Agents and Banks to enter into the Credit Agreement and extend credit thereunder, I hereby certify to Agents and Banks as follows:

     1. In my capacity as Senior Vice President and Chief Financial Officer of TEL and Vice President of TEC, I am the highest ranking executive officer of each Borrower with responsibility for accounting and financial reporting, and as such, I am familiar with the assets, liabilities (including, without limitation, contingent liabilities) and business operations of Borrowers and their Subsidiaries. The financial statements of TEL, TEC, TIOC and TCI referenced in Sections 6.4(a), (b) and (c) of the Credit Agreement have been prepared under my supervision and have been reviewed by me. Such financial statements have been prepared in accordance with GAAP (subject to the absence of footnotes and the effects of year end audit adjustments in the case of unaudited and interim financial statements) and fairly present the consolidated financial position of TEC, TEL, TIOC and TCI and their respective Consolidated Subsidiaries as of the dates and for the periods covered thereby.

     2. The Projections have been prepared under my supervision and have been reviewed by me. The Projections were prepared in conformity with Borrowers' standard practices and the assumptions upon which they were based do not deviate in any material respect from those used by Borrowers for their internal financial planning purposes.

     3.          For  purposes  of  delivering  this  certificate,  I  have:

          (a) consulted with other officers of each Borrower and their respective Subsidiaries responsible for financial and accounting functions concerning contingent liabilities of each Borrower and their respective Subsidiaries; and

          (b) made such other investigations and inquiries as I have deemed appropriate.

     4. Based upon the foregoing, I have concluded, as of the date hereof, and after giving effect to the incurrence of the Obligations by Borrowers in an amount equal to the Total Commitment, and regardless of whether the proceeds of the Borrowings and Letters of Credit are utilized by TEC and its Subsidiaries or TEL and its Subsidiaries (other than TEC and its Subsidiaries) as follows:

     (i) each of the Borrowers is solvent, as a result of, among other things, the following:

          (a) the Fair Value and Present Fair Saleable Value of the assets of each Borrower exceeds its stated and contingent liabilities;

          (b) the Fair Value and Present Fair Saleable Value of the assets of each Borrower exceeds the probable liability on its debts (including contingent liabilities) as such debts become absolute and mature; and

          (c)      each Borrower will be able to pay its debts as they mature;

     (ii) neither Borrower is engaged in businesses or transactions, or about to engage in businesses or transactions, for which its property constitutes unreasonably small capital; and

     (iii) neither Borrower intends to incur, or believes that it will incur, debts that will be beyond its ability to pay as such debts mature.

     5. Neither Borrower is entering into the arrangements contemplated by the Credit Agreement or the other Loan Papers or intends to make any transfer or incur any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

     6. For purposes of this Certificate, the terms below shall have the following definitions:

          (a) "Fair Value" means the amount at which an entity's aggregate assets would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, with equity to both.

          (b) "Present Fair Saleable Value" means the amount that may be realized if an entity's aggregate assets are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

          (c) "will be able to pay its debts as they mature" means that the Fair Value and Present Fair Saleable Value of an entity's assets would exceed its stated liabilities and contingent liabilities, and the Fair Value and Present Fair Saleable Value of its current assets would exceed its current stated liabilities and current contingent liabilities.

     Executed  and  delivered  as  of  the  day  and year first above written.

                                   Triton  Energy  Limited


                                   By:
                                        Peter  Rugg,
                                        Senior  Vice  President
                                        Chief  Financial  Officer


                                   Triton  Energy  Corporation



                                   By:
                                        Peter  Rugg,
                                        Vice  President

                                 EXHIBIT H

                            COMPLIANCE CERTIFICATE

     Reference is made to that certain Credit Agreement dated as of August __, 1996, by and among Triton Energy Limited, a Cayman Islands company ("TEL"), and Triton Energy Corporation, a Delaware corporation ("TEC"), as Borrowers (collectively referred to hereinafter as "Borrowers"), NationsBank of Texas, N.A., as Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, and certain Banks designated and defined therein (as from time to time amended, the "Credit
Agreement").    Terms which are defined in the Credit Agreement and which are used but not defined herein are used herein with the meanings given them in the Credit Agreement. Pursuant to Section 7.1(d) of the Credit Agreement, the undersigned hereby certifies that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate:

          (i) Attached hereto as Exhibit A are [the consolidated and consolidating financial statements of TEL] [and] [the consolidated financial statements of [TEL] TEC, TIOC and TCI and their respective Consolidated Subsidiaries] delivered pursuant to Section 7.1[(a)] [(b)] [(c)] of the Credit Agreement for the [Fiscal Year] [Fiscal Quarter] ended ______________,
19__  (the  "Subject  Period").   Such financial statements were prepared in
accordance with GAAP and on a basis consistent with all prior financial statements for the Person covered thereby previously delivered to Banks, and fairly present the consolidated [, and consolidating in the case of TEL,] business and financial condition of each such Person as of the date of the delivery of such financial statements.

          (ii) There does not exist on the date hereof, and there did not exist on the date of such financial statements, any condition or event which constitutes a Default or Event of Default.

          (iii) The representations and warranties of each Borrower set forth in the Credit Agreement and the other Loan Papers are true and correct on and as of the date hereof, and were true and correct as of the date of such financial statements.

          (iv) A review of the activities of Borrowers during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each Borrower has kept, observed, performed and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, each Borrower kept, observed, performed and fulfilled each and every covenant and condition to the Loan Papers (except for the deviations, if any, set forth on the exhibits annexed hereto).

          (v) As of the date of such financial statements, the aggregate total Debt of TEL and its Subsidiaries is $_____________. Attached hereto as Exhibit B is a calculation of such Debt, including, without limitation, a calculation of Debt under Regulated Leases and a calculation of Net Hedge Transaction Expense.
          (vi) As of the date of such financial statements, the aggregate total Advance Payment Contract Liabilities of TEL and its Subsidiaries is $___________.

          (vii) As of the date of such financial statements, TEL's ratio of Consolidated Current Assets to Consolidated Current Liabilities is _______ to 1, as evidenced by the following calculations:

          (a)  Consolidated current assets               $______________
          (b)  Prepaid  expenses                         $______________
          (c)  Assets held for resale (other             $______________
               than  marketable  securities)
          (d)  Remainder of (a) minus (b)                $______________
               minus  (c)
          (e)  Total  Commitment                         $______________
          (f)  Outstanding  Credit                       $______________
          (g)  Availability (Remainder of (e)            $______________
               minus  (f))
          (h)  Consolidated Current Assets (Sum          $______________
               of  (d)  and  (g)          )
          (i)  Consolidated current liabilities          $______________
          (j)  Current  portion of Debt under 1997       $______________
               Notes  and  9x%  Notes
          (k)  Consolidated Current Liabilities          $______________
               (Remainder  of  (i)  minus  (j))
          (l)  Ratio of (h) to (k)                    _______ to _________

          [[DURING  INTERIM  LEVERAGE  TEST  PERIOD  AND  FINAL  LEVERAGE TEST
PERIOD](vii)          As  of the date of such financial statements and for the
period  for  which  Consolidated  EBITDAD is to be measured in accordance with
Section 8.1[(b)] [(c)] of the Agreement, TEL's [INTERIM] [FINAL] Leverage Ratio is _______ to 1, as evidenced by the following calculations:

(a)  Total  Debt  of  TEL  and  its  Subsidiaries           $________________

(b)  Total  Advance  Payment  Contract  Liability  of
     TEL  and  its Subsidiaries                             $________________

(c)   Net Income                                            $________________

(d)   Income  of  any  other  Person  which  is  not        $________________
      a  cash  distribution  to  TEL  or  its  Consolidated
      Subsidiaries

(e)   Gains  attributable  to  asset                        $________________
      dispositions  (not  discontinued  operations)

(f)   To  the  extent  not  included in (d) and (e),        $________________
      any  non-cash  or  nonrecurring  income  or  gains

(g)   After  tax  Non-cash  or  nonrecurring  charges due   $________________
      to changes in accounting required by GAAP, extraordinary items, discontinued operations

(h)   Consolidated  Net  income  (Remainder  of  (c)        $________________
      minus  (d),  minus  (e),  minus  (f),  minus  (g))

(i)   Any  provision  for (or less any benefit from)        $________________
      income or franchise Taxes included in determining Consolidated Net Income

(j)  Consolidated  Net  Interest  Expense  deducted         $________________
     in  determining  Consolidated  Net  Income

(k)  Depreciation,  depletion  and  amortization            $________________
     expense  deducted  in  determining  Consolidated
     Net  Income

(l)  To  the  extent  not  included in (j) and (k),         $________________
     other  non-cash  charges  deducted  in  determining
     Consolidated  Net  Income

(m)  Sum  of (i), plus (j), plus (k), plus (l)              $________________

(n)  Revenue  attributable  to  Advance  Payments           $________________
     recognized and included in the calculation of Consolidated Net Income

(o)  Income  Taxes  accruing  during  such  period           $________________
     in  Colombia

(p)  Consolidated  EBITDAD  (Sum  of  (h)  plus  (m),        $________________
     minus  (n),  minus  (o))

(q)  Ratio of (a) plus (b) to (p)                                _____  to
                                                                 ______]


(1) Annualized to the extent applicable in accordance with Section 8.1 [(b)] [(c)] of the Agreement.

     IN  WITNESS WHEREOF, this instrument is executed as of __________, 199__.




                                   Name:
                                        Chief  Financial  Officer
                                        [OR  FINANCIAL  OFFICER]
                                        of  Triton  Energy  Limited

                                 EXHIBIT I

                     ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated _____________________, 199__, among __________________________ ("Assignor")
and  ______________________________  ("Assignee")  and NationsBank of Texas,
N.A.,  as  Administrative  Agent  for  Banks  ("Administrative  Agent").


                                 BACKGROUND.

     A. Reference is made to that certain Credit Agreement dated as of August ____, 1996 (as it may hereafter be amended or otherwise modified from time to time, being referred to as the "Credit Agreement") among Triton Energy Limited and Triton Energy Corporation, as Borrowers (collectively, the "Borrowers"), Administrative Agent, Barclays Bank PLC, as Documentary Agent, MeesPierson N.V. and The Chase Manhattan Bank, as Co-Agents, the financial institutions parties thereto as Banks. Unless otherwise defined, terms are used herein as defined in the Credit Agreement.

     B.          This Agreement is made with reference to the following facts:

          (i) Assignor is a Bank under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of Banks under the Credit Agreement.

          (ii) As of the date hereof, the Total Commitment is $__________, Assignor's Commitment is $______________, and Assignor's Commitment Percentage is _______%.

          (iii) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Effective Date (as defined below) ___________ percent (_______%) (the "Assigned Percentage") of the Total Commitment (such Assigned Percentage constitutes ________ percent (_______%) of Assignor's Commitment.
                                  AGREEMENT.

     NOW,  THEREFORE,  Assignor  and  Assignee  hereby  agree  as  follows:

     1. By this Agreement, and effective as of _____________, 199_ (which must be at least five (5) Domestic Business Days after the execution and delivery of this Agreement to each Borrower and each Agent for acceptance), Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2 of this Agreement, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of the Assigned Percentage of the Loan, the Letter of Credit Exposure, and the Commitment as in effect on the Effective Date.

     2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Person or the performance or observance by any Borrower or any Person of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to Section 7 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon any Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c)
 appoints and authorizes any Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement and the other Loan Papers, are required to be performed by it as a Bank; (e) specifies, as its address for notice and Domestic Lending Office and Eurodollar Lending Office, the offices set forth beneath its name on the signature pages hereof, and (f) if Assignee is not organized under the laws of the United States of America or one of its states, Assignee
(i) represents and warrants to Assignor, Administrative Agent and each Borrower that (A) no Taxes are required to be withheld by any Agent or any Borrower with respect to any payments to be made to Assignee in respect of the Obligations and (B) Assignee has furnished to Administrative Agent and each Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, (ii) covenants to (A) provide Administrative Agent and each Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by Assignee, and (B) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption, and (iii) agrees that if any of the foregoing is not true or the applicable forms are not provided, then any Borrower and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income Tax at the maximum rate under the Code.

     4. Each Borrower acknowledges its obligations under the Credit Agreement, and agrees, within five (5) Domestic Business Days after receiving an executed copy of this Agreement to execute and deliver to Administrative Agent, in exchange for the Notes originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective amounts of the Commitments.

     5. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder, (b) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Papers, and (c) Assignor's Commitment Percentage shall be ______%, and Assignee's Commitment Percentage shall be _____%.

     6. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and other amounts with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Agreement shall not become effective until (a) counterparts of this Agreement are executed and delivered by Assignor and Assignee to each Borrower, each Agent and each Bank, (b) each Borrower, each Agent and each Bank execute such counterparts, and (c) Administrative Agent receives a processing fee of $3,000 from Assignor or Assignee.

     8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to principles of conflict of laws.

                              ASSIGNOR:




                              By:
                              Name:
                              Its:

                              ASSIGNEE:
Address  for  Notice:




Attn:                         By:
Tel:                          Name:
Fax:                          Its:


Domestic  Lending  Office:







Eurodollar  Lending  Office:




Attn:
Tel:
Fax:



                              ADMINISTRATIVE  AGENT:

                              NATIONSBANK  OF  TEXAS,  N.A.,
                              as  Administrative  Agent


                              By:
                              Name:
                              Its:

BORROWERS:

Accepted and approved this ____ day of ________________________, 199_:

Triton  Energy  Limited


By:
     Peter  Rugg,
     Senior  Vice  President  and
     Chief  Financial  Officer

Triton  Energy  Corporation


By:
     Peter  Rugg,
     Vice  President